UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ELLIE MAE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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4420 ROSEWOOD DRIVE
PLEASANTON, CALIFORNIA 94588
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2018
To the Stockholders of Ellie Mae, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“2018 Annual Meeting”) of Ellie Mae, Inc., a Delaware corporation (the “Company”), will be held on May 18, 2018, at 10:00 a.m., local time, at the Company’s headquarters at 4420 Rosewood Drive, Pleasanton, California 94588, for the following purposes:

1.
To elect to the Company’s Board of Directors (the “Board”) three Class I directors to hold office until our 2021 annual meeting of stockholders or until their successors are elected. The Board intends to present for election the following three nominees: Sigmund Anderman, Craig Davis and Rajat Taneja;

2.	To ratify the selection, by the audit committee of the Board, of Grant Thornton LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018;

3.	To vote to approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2017 as set forth in this proxy statement;
4. To vote to approve, on a non-binding advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers;
5. To vote to approve an amendment to our Amended and Restated Certificate of Incorporation and Bylaws to declassify our Board, and to provide for the annual election of directors beginning with the 2019 annual meeting of stockholders;
6. To consider a stockholder proposal, if properly presented at the meeting, requesting that the Company take action to amend the Company’s governing documents to allow stockholders to call a special meeting; and

7.	To transact such other business as may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice (the “Proxy Statement”). Only stockholders who owned our common stock at the close of business on March 21, 2018 can vote at this meeting or any adjournments that take place.
Our Board recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement, FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in Proposal No. 3 of the Proxy Statement, FOR the approval, on a non-binding advisory basis, of a frequency of every ONE YEAR for future advisory votes to approve executive compensation as described in Proposal No. 4 of the Proxy Statement, FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation and Bylaws as described in Proposal No. 5 of the Proxy Statement and AGAINST Proposal No. 6, the stockholder proposal requesting that the Company take action to amend the Company’s governing documents to allow stockholders to call a special meeting.
For our 2018 Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report to Stockholders, and for voting via the Internet. The Notice of

Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.
The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the 2018 Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where stockholders can request a paper or email copy of the Proxy Statement, our annual report to stockholders and a form of proxy relating to the 2018 Annual Meeting; information on how to access the form of proxy; and information on how to attend the meeting and vote in person.
You are cordially invited to attend the 2018 Annual Meeting, but whether or not you expect to attend in person, you are urged to vote and submit your proxy as soon as possible by following the voting procedures described in the Notice of Internet Availability of Proxy Materials or on the proxy card.

By Order of the Board of Directors

Brian Brown
Executive Vice President, General Counsel and Secretary

Pleasanton, California
April 4, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL STOCKHOLDER MEETING
TO BE HELD ON MAY 18, 2018:
The Notice of Internet Availability of Proxy Materials, Notice of Meeting and
Proxy Statement are available free of charge at: www.proxyvote.com

-i-

4420 Rosewood Drive
Pleasanton, California 94588
PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
May 18, 2018
The Board of Directors of Ellie Mae, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 18, 2018, at 10:00 a.m., local time, and any adjournment or postponement of that meeting (the “2018 Annual Meeting”). The 2018 Annual Meeting will be held at the Company’s headquarters at 4420 Rosewood Drive, Pleasanton, California 94588.
We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Accordingly, on or about April 3, 2018, we are making this Proxy Statement and the accompanying Proxy Card, Notice of Annual Meeting of Stockholders and Annual Report to Stockholders available on the Internet and mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of March 21, 2018 (the “Record Date”). Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notices. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice, including an option to request paper copies on an ongoing basis. We intend to mail this Proxy Statement, together with the accompanying Proxy Card, to those stockholders entitled to vote at the 2018 Annual Meeting who have properly requested paper copies of such materials within three business days of request.
The only voting securities of Ellie Mae, Inc. are shares of common stock, par value $0.0001 per share (the “common stock”), of which there were 34,300,289 shares outstanding as of the Record Date (excluding any treasury shares). We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the 2018 Annual Meeting.
In this Proxy Statement, we refer to Ellie Mae, Inc. as the “Company,” “Ellie Mae,” “we” or “us” and our Board of Directors as the “Board.” When we refer to Ellie Mae’s fiscal year, we mean the 12 month period ending December 31 of the stated year.
The Company’s Annual Report to Stockholders, which contains consolidated financial statements for the 2017 fiscal year, accompanies this Proxy Statement. You also may obtain a paper copy of the Company’s Annual Report on Form 10-K for fiscal 2017 that was filed with the Securities and Exchange Commission (the “SEC”) by writing to our Secretary at the above address. The Company’s Annual Report on Form 10-K is also available in the “Financial Information” section of our website at https://www.elliemae.com/annual-report/ and at the SEC’s website at www.sec.gov.

THE PROXY PROCESS AND STOCKHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Who can vote at the 2018 Annual Meeting?
Only stockholders of record at the close of business on March 21, 2018 will be entitled to vote at the 2018 Annual Meeting. At the close of business on the Record Date, there were 34,300,289 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on March 21, 2018, you hold your shares in your own name as a stockholder of record (i.e., your shares were registered directly in your name with our transfer agent Equiniti Group (formerly Wells Fargo Shareowner Services), you may vote your shares either by proxy or in person at the meeting. Voting by proxy will not affect your right to vote your shares in person—by voting in person you automatically revoke your previously voted proxy. Whether or not you plan to attend the 2018 Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If on March 21, 2018, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the 2018 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the 2018 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the 2018 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote FOR:

•	the election to our Board of the three Class I director nominees named in this Proxy Statement to hold office until our 2021 annual meeting of stockholders;

•	the ratification of the selection, by the audit committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the 2018 fiscal year;

•	the approval, on a non-binding advisory basis, of the compensation of our named executive officers for the fiscal year ended December 31, 2017, as set forth in this Proxy Statement;

•	the approval, on a non-binding advisory basis, of one year, as the frequency of future advisory votes to approve executive compensation; and

•
the amendment to our Amended and Restated Certificate of Incorporation and Bylaws to declassify our Board and to provide for the annual election of directors beginning with the 2019 annual meeting of stockholders.

You are being asked to vote AGAINST:

•	the stockholder proposal requesting that the Company take action to amend the Company’s governing documents to allow stockholders to call a special meeting.
In addition, you are entitled to vote on any other matters that are properly brought before the 2018 Annual Meeting.
How do I vote?
You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice of Internet Availability of Proxy Materials. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.

Regarding the election of directors, you may either vote “FOR” each of the three nominees or you may “WITHHOLD” your vote for any nominee you specify. Regarding (i) the ratification of the selection of the Company’s independent auditors, (ii) the non-binding advisory vote to approve the compensation of our named executive officers for fiscal 2017, (iii) the amendment to our Amended and Restated Certificate of Incorporation and Bylaws, and (iv) the stockholder proposal requesting that the Company take action to amend the company’s governing documents to allow stockholders to call a special meeting, you may vote “FOR” or “AGAINST” or "ABSTAIN" from voting. For the advisory vote on the frequency of the advisory vote to approve named executive officer compensation, you may choose among four options: holding the vote every (1) “ONE YEAR” or (2) “TWO YEARS” or (3) “THREE YEARS” or (4) “ABSTAIN.”
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may (i) vote in person at the 2018 Annual Meeting, (ii) vote by proxy over the Internet, or (iii) if you properly request and receive a proxy card by mail or email, vote by signing, dating and returning the proxy card or by telephone. Whether or not you plan to attend the 2018 Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the 2018 Annual Meeting, you may still attend the 2018 Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the 2018 Annual Meeting and we will give you a ballot when you arrive. Please bring a valid form of identification, such as a valid driver’s license or passport.

•
To vote by proxy over the Internet, follow the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card. The Internet voting procedures comply with Delaware law.

•	To vote by telephone, if you properly requested and received a proxy card by mail or email, you may vote by proxy by calling the toll free number found on the proxy card.

•
To vote by mail, if you properly requested and received a proxy card by mail or email, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2018 Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply follow the instructions on the voting instruction card to ensure that your vote is counted. To vote in person at the 2018 Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent and present a valid form of identification. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet or by telephone, Broadridge will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or email and choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name,” as applicable) returns one proxy card to Broadridge on behalf of all its clients.

How are votes counted (i.e. What is the voting requirement to approve each of the proposals and how are abstentions and broker non-votes treated)?
The vote required and methods of calculation for the proposals to be considered at the 2018 Annual Meeting are as follows:
Proposal No. 1 Election of directors. If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board. You may vote either “for” or “withhold” your vote for the director nominees. A properly executed proxy marked “withhold” with respect to the election of certain or all of the directors will not be voted with respect to such directors and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum.
The nominees receiving the highest number of affirmative votes of the holders of shares of outstanding stock entitled to vote and present at the meeting, either in person or by proxy, will be elected as the Class I directors identified herein.
Proposal No. 2 Ratification of the appointment of Grant Thornton LLP. If a quorum is present, for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2018 fiscal year, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval. You may vote “for,” “against,” or “abstain” from the voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and your abstention will have the same effect as a vote against this proposal.
Proposal No. 2 requires the affirmative vote of a majority of the outstanding shares of our stock that are present in person or by proxy and entitled to vote at the 2018 Annual Meeting.
Proposal No. 3 Advisory vote to approve named executive officer compensation. If a quorum is present, to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers for the 2017 fiscal year, you may vote “for” or “against” or “abstain” from voting on this proposal. If you choose to “abstain” from voting the shares represented will be counted as present for the purpose of determining a quorum, and will have the effect of a vote “against” this proposal.
Proposal No. 3 requires the affirmative vote of a majority of the outstanding shares of our stock that are present in person or by proxy and entitled to vote at the 2018 Annual Meeting. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal No. 4 Advisory on the Frequency of Future Stockholder Advisory Votes on Executive Compensation. If a quorum is present to vote to approve, on a non-binding advisory basis, the frequency of the advisory vote to approve named executive officer compensation, you may choose among four options: holding the vote every “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.” If you choose to “abstain” from voting the shares represented will be counted as present for the purpose of determining a quorum and will have no effect on the outcome this proposal.
Proposal No. 4 approves, on a non-binding advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers. The frequency receiving the highest number of votes from the holders of shares of common stock present or by proxy at the 2018 Annual Meeting and entitled to vote thereon will be considered the frequency preferred by the stockholders. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote to approve named executive officer compensation.
Proposal No. 5 Vote to Approve Amendment to Certificate of Incorporation and Bylaws to provide for the annual election of directors. If a quorum is present, to vote to approve the stockholder proposal, you may vote “for” or “against” or “abstain” from voting on this proposal. If you choose to “abstain” from voting the shares represented will be counted as present for the purpose of determining a quorum, and will have the effect of a vote “against” the proposal.
Proposal No. 5 requires the affirmative vote of a majority of the outstanding shares of our voting stock.

Proposal No. 6 Stockholder Proposal requesting the Company to amend governing documents to allow stockholders to call a special meeting. If a quorum is present, to vote to approve the stockholder proposal, you may vote “for” or “against” or “abstain” from voting on this proposal. If you choose to “abstain” from voting the shares represented will be counted as present for the purpose of determining a quorum, and will have the effect of a vote “against” the proposal.
Proposal No. 6 requires the affirmative vote of a majority of the outstanding shares of our stock that are present in person or by proxy and entitled to vote at the 2018 Annual Meeting. Because the proposal is precatory, it is advisory in nature and will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions on this subject.
If you vote your shares without providing specific instructions, your shares will be voted in accordance with the recommendations of the Board.
Brokers who hold shares for the accounts of their clients (that is, in “street name”) may vote such shares either as directed by their clients or in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. If your shares are held by a broker on your behalf, and you do not instruct the broker as to how to vote these shares on Proposal No. 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. With respect to Proposal Nos. 1, 3, 4, 5, or 6, the broker cannot exercise discretion to vote on those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. “Broker non-votes” will be considered present at the 2018 Annual Meeting and will be counted towards determining whether or not a quorum is present. In order to minimize the number of broker non-votes, please instruct your bank or broker so your vote can be counted.
A summary of the voting provisions, provided a valid quorum is present or represented at the 2018 Annual Meeting, for the above matters is as follows:

Proposal No.	Vote	Director Recommendation	Routine or Non-routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-votes (Uninstructed Shares)
1.	Election of director nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Plurality	No impact	No impact
2.	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	Broker has the discretion to vote
3.	Advisory, non-binding approval of compensation of named executive officers	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	No impact
4.	Advisory, non-binding approval of the Frequency of Future Stockholder Advisory Votes on Executive Compensation	ONE YEAR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Plurality	No impact	No impact
5.	Approval of Amendment to Certificate of Incorporation and Bylaws	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Majority of outstanding voting shares	Has the same effect as a vote against	No impact
6.	Approval of stockholder proposal	AGAINST	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	No impact

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 21, 2018.
Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record as of the Record Date. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the 2018 Annual Meeting.
How do I vote via Internet or telephone?
You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card. If you properly request and receive printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card. Please be aware that if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges, as applicable, for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on May 17, 2018. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the 2018 Annual Meeting.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
What if I return a proxy card but do not make specific choices?
Shares voted by proxy will voted in accordance with the specifications in the proxy card. If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the three nominees for director, “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm, “FOR” the approval, on a non-binding advisory basis, of named executive officer compensation, for every “ONE YEAR,” on a non-binding advisory basis, as the frequency for the advisory vote to approve named executive officer compensation, “FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation and Bylaws to provide for the annual election of directors and “AGAINST” the stockholder proposal requesting that the Company take action to amend the Company’s governing documents to allow stockholders to call a special meeting. If any other matter is properly presented at the 2018 Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to mailing proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Proxy Materials or proxy card that you receive by mail or email pursuant to your request, which include voting over the Internet, by telephone or by signing, dating and returning any of such proxy cards.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the 2018 Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy over the Internet, by telephone or by mail with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary, at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.

•
You may attend the 2018 Annual Meeting and vote in person. Simply attending the 2018 Annual Meeting will not, by itself, revoke your proxy. See page 3 of this Proxy Statement under the caption “Stockholder of Record: Shares Registered in Your Name” for additional information.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in our proxy materials for next year’s annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing by December 4, 2018, to our Secretary, at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
In addition, our Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company’s proxy statement. Such proposals, including the information required by our Bylaws, must be received by our Secretary no earlier than January 18, 2019 and no later than February 17, 2019.
If the date of the 2019 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the 2018 Annual Meeting, you must give notice not earlier than the 120th day prior to the annual meeting date and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure of the annual meeting date is first made. A stockholders notice to the Company must set forth, as to each matter the stockholder proposes to bring before an annual meeting, the information required by our Bylaws. Our Bylaws have been publicly filed with the SEC.
If you fail to give notice of a stockholder proposal as required by our Bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for our 2019 annual meeting of stockholders and you will not be permitted to present the proposal to the stockholders for a vote at our 2019 annual meeting of stockholders. For information about director nominations by our stockholders, see “Stockholder Recommendations and Nominations for Membership on our Board of Directors” below.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the 2018 Annual Meeting. On the Record Date, there were 34,300,289 shares outstanding and entitled to vote. Accordingly, 17,150,145 shares must be represented by stockholders present at the 2018 Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the 2018 Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the 2018 Annual Meeting or a majority in voting power of the stockholders entitled to vote at the 2018 Annual Meeting, present in person or represented by proxy, may adjourn the 2018 Annual Meeting to another time or place.

How can I find out the results of the voting at the 2018 Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the 2018 Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
What is householding?
Householding is a procedure approved by the SEC that provides for the delivery of only one copy of our proxy materials to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies. This procedure is known as “householding” and is intended to reduce our printing costs and postage fees.
Stockholders who participate in householding will continue to receive separate proxy cards or Notices of Internet Availability.
We will promptly deliver, upon request, separate copies of the proxy statement and annual report to any stockholder residing at an address at which only one copy was mailed. And we will remove your name from the householding program within 30 days of receiving your request. Requests should be addressed to Investor Relations at our principal executive offices. If you are eligible for householding, but you and other stockholders of record currently receive multiple copies of these proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge, either by calling toll-free at: 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
If you are a beneficial stockholder and own your shares through a bank or broker, please contact your bank or broker to request additional copies, or you may contact Broadridge, either by calling toll-free at: 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Company’s Amended and Restated Certificate of Incorporation currently provides that the Board shall be divided into three classes, with the directors in each class having a three-year term. However, this may change depending on the voting results of the 2018 Annual Meeting relating to Proposal No. 5 – see “Proposal No. 5 – Vote to Approve Amendment to Certificate of Incorporation and Bylaws to Provide for the Annual Election of Directors” below. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
The Board currently consists of eleven directors, divided into the following three classes:

•	Class I directors: Sigmund Anderman, Craig Davis, Frank Schultz and Rajat Taneja, whose current terms will expire at the 2018 Annual Meeting;

•	Class II directors: Carl Buccellato, A. Barr Dolan and Marina Levinson, whose current terms will expire at the annual meeting of stockholders to be held in 2019; and

•	Class III directors: Karen Blasing, Jonathan Corr, Robert J. Levin and Jeb S. Spencer, whose current terms will expire at the annual meeting of stockholders to be held in 2020.
At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.
Mr. Schultz’s term will end as of the Annual Meeting. The authorized size of our Board will be decreased to 10 effective upon the end of Mr. Schultz’s term. Messrs. Anderman, Davis and Taneja have been nominated to serve as Class I directors and have each agreed to stand for election. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for our current directors who will continue in office after the 2018 Annual Meeting, information with respect to their ages and position/office held with the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Nominees for Election at the 2018 Annual Meeting
Sigmund Anderman	76	Director and Executive Chairman	1997
Craig Davis (2)(3)	66	Director	2004
Rajat Taneja (5)	53	Director	2015

Class II Directors Whose Terms Expire at the 2019 Annual Meeting of Stockholders
Carl Buccellato (2)	75	Director	1997
A. Barr Dolan (1)(4)	68	Director	2005
Marina Levinson (2)(5)	59	Director	2014

Class III Nominees Whose Terms Expire at the 2020 Annual Meeting of Stockholders
Karen Blasing (1)(4)	61	Director	2015
Jonathan Corr	51	President, Chief Executive Officer and Director	2015
Robert J. Levin (1)(3)	62	Director	2009
Jeb S. Spencer (4)	49	Director	2011

(1)	Member of the audit committee of the Board.
(2)	Member of the compensation committee of the Board.
(3)	Member of the nominating and corporate governance committee of the Board.
(4)	Member of the mergers and acquisitions committee of the Board.
(5)	Member of the technology and cybersecurity committee of the Board.
Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the 2018 Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2021 Annual Meeting of Stockholders
Sigmund Anderman, our founder, has served as our executive chairman since February 2015, and as a member of the Board since our inception in August 1997. Mr. Anderman previously served as our chief executive officer from August 1997 through January 2015. Mr. Anderman co-founded American Home Shield Corporation, a home warranty company, in 1973, and served as its general counsel until 1979 and as its chief executive officer from 1979 to 1982. Mr. Anderman founded CompuFund, Inc., a computerized mortgage banking company, in 1982 and served as its chief executive officer until 1991. Mr. Anderman founded Inspectech Corporation, a computerized home inspection company, in 1991 and served as its chief executive officer until 1998. Mr. Anderman holds a Bachelor of Arts degree in Education from City University of New York and a Juris Doctor from New York University. The Board has concluded that Mr. Anderman should serve on the Board as executive chairman based on his extensive executive leadership experience, knowledge of our company as founder and former chief executive officer, and comprehensive knowledge of the mortgage and mortgage technology industries.
Craig Davis has served on the Board since January 2004 and serves as the Board’s lead independent director. From September 2003 to the present, Mr. Davis has been a private investor. From December 1996 to September 2003, Mr. Davis served as president of the Home Loans and Insurance Services Group at Washington Mutual, a national bank. From January 1989 to December 1996, Mr. Davis held various positions at American Savings Bank, a financial services company, including as executive vice president and director of Mortgage Origination and president of several ASB Subsidiaries. From May 1982 to January 1989, Mr. Davis was executive vice president at Griffin Financial Services, a financial services company and subsidiary of Home Savings of America. Mr. Davis has served on numerous boards and councils including the Real Estate Board of Governors of the Mortgage Bankers Association and Fannie Mae’s National Advisory Council. Mr. Davis holds a Bachelor of Arts degrees in English and History from United States International University. The Board has concluded that Mr.

Davis should serve on the Board based on his extensive experience in the residential mortgage industry and his service as an executive at some of the largest residential mortgage lenders in the United States.
Rajat Taneja has served on the Board since June 2015 and following the 2018 Annual Meeting will chair the nominating and corporate governance committee. From November 2013 to the present, Mr. Taneja has served as the executive vice president of technology at Visa Inc. Mr. Taneja served as global chief technology officer of Electronic Arts Inc. from 2011 to 2013 and also served as its executive vice president. Prior to Electronic Arts, Mr. Taneja spent 15 years at Microsoft Corporation where he last served as corporate vice president of Microsoft’s advertising and commerce platform division. Mr. Taneja holds a Bachelor of Engineering degree in electrical engineering from Jadavpur University, India, and a Master of Business Administration degree from Washington State University. The Board has concluded that Mr. Taneja should serve on the Board based on his extensive experience as a technology executive.
Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders
Carl Buccellato has served on the Board since December 1997 and chairs our compensation committee. From March 2012 to the present, Mr. Buccellato has been a private investor. From May 2008 to February 2012, Mr. Buccellato served as chief executive officer and a director of SavingStreet, LLC, an e-commerce company. From 1996 to May 2008, Mr. Buccellato was a private investor and, from June 2000 to May 2002, he served as a consultant to Ultrastrip Technologies, currently known as Echosphere Technologies, an engineering, technology development and manufacturing company. Mr. Buccellato was a co-founder of Homeowners Group, Inc., a real estate services company, and served as its president and chief executive officer from 1982 to 1996. Mr. Buccellato has also served on a variety of industry boards, including the President’s Advisory Council on Real Estate and the Real Estate Buyers Council. The Board has concluded that Mr. Buccellato should serve on the Board based on his experience in founding and managing a large, nationwide real estate services company, and his extensive background in advising and serving as a director of many high growth companies.
A. Barr Dolan has served on the Board since June 2005 and was previously a member of the Board from December 1997 to November 2000. From 1982 to April 2010, Mr. Dolan served as a general partner of Charter Ventures, a venture capital firm. From 1986 to May 2008, Mr. Dolan was a member of the board of directors for Heska Corporation, a veterinary products company. Mr. Dolan is a member of the board of directors for several private companies, including KFX Inc. and CMD Consulting. Mr. Dolan holds a Bachelor of Arts degree in Chemistry and a Master of Science degree in Engineering from Cornell University, a Master of Arts degree in Applied Science from Harvard University and a Master of Business Administration degree from Stanford University. The Board has concluded that Mr. Dolan should serve on the Board based on his significant experience in analyzing, investing in and serving on the boards of directors of many start-up and high growth companies.
Marina Levinson has served on the Board since August 2014 and chairs our technology and cybersecurity committee. Ms. Levinson is a founder and chief executive officer of CIO Advisory Group, LLC, which was founded in September 2011. Since April 2014, she has also been a partner at the venture capital firm Benhamou Global Ventures. Ms. Levinson is a member of the board of directors of several private companies, including Ayehu Software Technologies Ltd. From 2005 to 2011, Ms. Levinson served as senior vice president and chief information officer for NetApp, Inc. From 1999 to 2005, she served as vice president and chief information officer for Palm, Inc., having earlier served as senior director of global integration at 3Com. The Board has concluded that Ms. Levinson should serve on the Board based on her extensive enterprise technology, business process and corporate leadership experience.
Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders
Karen Blasing has served on the Board since June 2015 and chairs our mergers and acquisitions committee. Ms. Blasing served as the chief financial officer of Guidewire Software, Inc. from 2009 to March 2015. Prior to 2009, Ms. Blasing served as the chief financial officer for Force 10 Networks and the Senior Vice President of Finance for salesforce.com, inc. She also served as chief financial officer for Nuance Communications, Inc. and Counterpane Internet Security, Inc., and held senior finance roles for Informix (now IBM Informix) and Oracle Corporation. Ms. Blasing is a member of the board of directors and chair of the audit committee of Zscaler, Inc., which became a publicly traded company in March 2018. Ms. Blasing is also a member of the board of directors and the audit committee of Autodesk, Inc., a publicly traded company. In addition, Ms. Blasing serves on the board of directors of certain private companies including LogRhythm, Inc. Ms. Blasing holds a Bachelor of Arts degree in Economics and a Bachelor of Arts degree in Business Administration from the University of Montana and a Master of Business Administration degree from the University of Washington. The Board has concluded that Ms. Blasing should serve on the Board based on her financial leadership and experience at numerous SaaS and enterprise software companies.
Jonathan Corr, our chief executive officer since February 2015 and president since February 2013, has served on the Board since February 2015. Previously, Mr. Corr served as our chief operating officer from November 2011 to February 2015, executive vice president and chief strategy officer from November 2009 to November 2011, as chief strategy officer from August 2005 to November 2009 and as the Company’s senior vice president of product management from October 2002 to August 2005. Prior to joining the Company, Mr. Corr served in executive and management positions at PeopleSoft, Inc., Netscape Communications Corporation and Kana/Broadbase Software/Rubric, a number of software companies that combined through acquisition. The Board has concluded Mr. Corr should serve on the Board based on his leadership experience, deep knowledge of our Company, and strategic mortgage industry and mortgage industry technology knowledge.
Robert J. Levin has served on the Board since August 2009 and chairs our audit committee. From March 2009 to the present, Mr. Levin has been a consultant. From August 2008 to February 2009, Mr. Levin was a senior advisor to Fannie Mae. From May 1981 to August 2008, Mr. Levin served in a variety of executive positions at Fannie Mae, including serving as chief business officer from January 2006 to August 2008, interim chief financial officer from December 2004 to December 2005 and executive vice president for housing and community development from August 1998 to December 2004. Mr. Levin is a trustee emeritus for Morehouse College and serves on the board of directors of the Bladder Cancer Advocacy Network. Mr. Levin holds a Bachelor of Arts degree in Economics from the University of North Carolina at Chapel Hill and a Master of Business Administration degree from the University of Chicago. The Board has concluded that Mr. Levin should serve on the Board based on his extensive experience as a key executive for many years, serving a variety of functions for Fannie Mae, the largest investor in residential mortgages in the United States.
Jeb S. Spencer has served on the Board since August 2011. From September 2006 to the present, Mr. Spencer has served as a managing partner of TVC Capital, a private equity and venture capital firm, of which he is a co-founder. From September 2002 to April 2005, Mr. Spencer served as chief executive officer of Del Mar DataTrac, a mortgage lending automation solutions company, and as its chairman of the board of directors from 2002 to 2005 and from 2008 to 2011. From December 1999 to April 2001, Mr. Spencer served as president and a member of the board of directors of Backwire.com, Inc., an Internet publishing company, of which he was a co-founder. Mr. Spencer was chairman of the board of directors of Accordent Technologies, a video content management company. Mr. Spencer is a member of the board of directors of several private companies, including Centage Corporation, Edgewave, Inc., Docupace Technologies Inc., LocationSmart, Inc., MediaPlatform Inc., HALO Business Intelligence Inc., Levels Beyond, Inc. and ReverseVision, Inc. Mr. Spencer holds a Bachelor of Arts degree in Political Science from Boston College and a Master of Business Administration degree from Harvard University. The Board has concluded that Mr. Spencer should serve on the Board based on his extensive background in the software industry and his significant experience advising and serving on the boards of directors of many start-up and high growth companies, including companies in the mortgage and software industries.
Executive Officers
The following is biographical information for our executive officers not discussed above.

Name	Age	Position(s)
Brian Brown	36	EVP, General Counsel & Corporate Secretary
Carina Cortez	40	EVP, Human Resources
Peter Hirsch	57	EVP, Technology & Operations
Matthew LaVay	48	EVP, Chief Financial Officer
Cathleen Schreiner Gates	63	EVP, Sales & Marketing
Joseph Tyrrell	52	EVP, Corporate Strategy

Brian Brown has served as our executive vice president and general counsel since January 2017. Mr. Brown is responsible for all legal and corporate governance affairs. Mr. Brown was previously our senior vice president and general counsel from February 2016 to January 2017, our vice president of legal affairs and secretary from March 2015 to February 2016 and senior corporate counsel from January 2014 to March 2015. Prior to joining us, from 2007 through 2014, Mr. Brown practiced law at Goodwin Proctor LLP, Wilson Sonsini Goodrich & Rosati PC, and Kirkland & Ellis LLP. Mr. Brown holds a Bachelor of Arts degree in Political Science from California Polytechnic State University – San Luis Obispo and a Juris Doctor from Boston College Law School.
Carina Cortez has served as our executive vice president of human resources since February 2018. Ms. Cortez oversees all aspects of human resources, including the hiring and retention of talent. Ms. Cortez previously served as Vice President, Human Resources at Walmart from June 2015 to February 2018, leading the team of human resources business partners supporting Walmart U.S. eCommerce and Walmart Labs. Prior to her tenure at Walmart, Ms. Cortez held leadership positions of increasing responsibility within the human resources department at PayPal from October 2006 through April 2012. Most recently she served as the Senior Director of Learning and Organizational Development for PayPal. Prior to PayPal, Ms. Cortez held numerous roles at Visa International, Inovant, a Visa subsidiary, and Visa USA. Ms. Cortez earned a B.S. in Business Administration with an emphasis in Human Resource Management from California Polytechnic State University - San Luis Obispo.
Peter Hirsch has served as our executive vice president of technology and operations since June 2015. Mr. Hirsch oversees all our technology areas including product architecture, engineering, cloud infrastructure and operations, internal information technology and security. From February 2013 to June 2015, Mr. Hirsch served in senior technology roles at Ariba (now SAP Ariba), most recently as CTO and senior vice president of cloud engineering and technology, leading the mainline cloud engineering team. From August 2006 to February 2013, Mr. Hirsch served as chief architect and business unit leader for IBM’s collaborative business process management applications where he helped establish IBM’s presence in commercial SaaS applications. Mr. Hirsch received a bachelor of science in Electrical Engineering and a master of science in Electrical Engineering from the University of Southern California.
Matthew LaVay has served as our chief financial officer since April 2017. From October 2014 to March 2017, Mr. LaVay served as our senior vice president of finance where he oversaw finance, accounting, reporting and strategic planning. From May 2012 to October 2014, Mr. LaVay previously served as our vice president and corporate controller. Mr. LaVay previously served as vice president corporate controller at Taleo Corporation from October 2011 to April 2012. Prior to Taleo Corporation, he was corporate controller and senior director of finance at Scientific Learning from July 2010 to October 2011. Mr. LaVay began his career with Arthur Andersen LLP in 1991 as an auditor and subsequently held positions of increasing responsibility rising to audit manager. After Arthur Anderson LLP, Mr. LaVay then held positions of increasing responsibility at PeopleSoft, Inc., salesforce.com, inc. and Thomas Weisel Partners. Mr. LaVay holds a Bachelor degree in Management from Georgia Institute of Technology as well as a Master of Accounting degree from Georgia State University. In addition, he is a certified public accountant.
Cathleen Schreiner Gates has served as our executive vice president of sales and marketing since March 2015. Ms. Schreiner Gates oversees all sales, marketing, client management, professional services and customer support and training. Ms. Schreiner Gates previously served as our senior vice president of sales and client services from February 2012 to March 2015. From January 2010 to December 2011, Ms. Schreiner Gates served as senior vice president of sales and client services for Bersin and Associates and from October 2008 to December 2010, she served as vice president of sales, business development and client success for Clickability, Inc. She has held various senior management positions with MarketTools, Inc. and Keynote Systems/Vividence, Inc. Ms. Schreiner Gates holds a master of business administration in finance from the Rutgers Graduate School of Management and a bachelor of arts in French literature from Douglass College-Rutgers University.
Joseph Tyrrell has served as our executive vice president of corporate strategy since March 2015. Mr. Tyrrell oversees our product strategy, product management and our business and corporate development efforts involving our network of current and potential business partners and merger and acquisition strategies. Mr. Tyrrell has been with our company since 2002 and previously held the positions of senior vice president of corporate strategy from May 2014 to March 2015 and senior vice president of client management and business development from August 2013 to March 2014. Prior to joining us, Mr. Tyrrell served as vice president for Providian Financial in addition to other executive positions within the mortgage industry. Mr. Tyrrell holds a Bachelors of Art in Business Management from St. Mary’s College.
Independence of the Board of Directors
As required under the rules and regulations of the New York Stock Exchange (the “NYSE”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that Messrs. Buccellato, Davis, Dolan, Levin, Schultz, Spencer, and Taneja, and Ms. Blasing and Ms. Levinson are independent directors within the meaning of the applicable NYSE listing standards.
As required under the NYSE rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The lead independent director, or if unavailable another independent director designee, presides at such executive sessions. Each of our audit committee, compensation committee, and nominating and corporate governance committee is composed entirely of directors determined by the Board to be independent within the meaning of the NYSE rules and regulations.
Information Regarding the Board of Directors and its Committees
Board Responsibilities; Risk Oversight
The Board is responsible for, among other things, overseeing the conduct of our business; reviewing and, where appropriate, approving our major financial objectives, plans and actions; and reviewing the performance of our chief executive officer and other members of management based on reports from the compensation committee. Following the end of each year, the Board conducts a self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board’s responsibilities, directors have full access to our management and independent advisors. With respect to the Board’s role in our risk oversight, the audit committee discusses with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The audit committee reports to the full Board with respect to these matters, among others.
Board Leadership
Chairman
Mr. Anderman currently serves as our chairman of the Board and holds the title of executive chairman. Mr. Corr currently serves as our chief executive officer. The Board has not adopted a specific policy on whether the same person should serve as both the chief executive officer and chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes it is appropriate to retain the discretion and flexibility to make these determinations from time to time as needed to provide appropriate leadership for the Company. At this time, the Board believes that it has achieved the best Board leadership structure for the Company and our stockholders by appointing Mr. Anderman as our executive chairman and Mr. Corr as our chief executive officer.
Lead Independent Director
Mr. Davis currently serves as the lead independent director. The lead independent director presides at all meetings of the Board at which the chairman or chief executive officer are not present, including executive sessions of the Board and the independent directors, briefs the chairman of the Board on any issues arising in the executive sessions, facilitates discussions among independent directors on key issues and concerns outside of Board meetings, suggests calling Board meetings to the chairman of the Board when appropriate, serves as a liaison between the chairman and the other directors, approves information sent to the Board, collaborates with the chairman of the Board to set meeting agendas and Board information, assists the chairs of the committees of the Board as requested, is available for consultation and direct communication with major stockholders upon request and performs such other functions and responsibilities as set forth in the our corporate governance guidelines or as requested by the Board or the independent directors from time to time. The lead independent director also has the authority to call additional executive sessions of the independent directors and to encourage direct dialogue between all directors and management, set the agenda for executive sessions of the Board and independent directors and to retain outside advisors and consultants that will report directly to the Board on board-wide issues. In performing the duties described above, the lead independent director is expected to consult with the chairs of the appropriate Board committees. The lead independent director may not also serve as the chair of the nominating and corporate governance committee.
Board Committees
The Board has the following standing committees: an audit committee; a compensation committee; a nominating and corporate governance committee; a mergers and acquisitions (“M&A”) committee and a technology and cybersecurity committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. In February 2017, the Board approved certain amendments to the charters of the committees so that individuals may be appointed by the Nominating and Corporate Governance Committee as committee observers and given the opportunity to attend and observe committee meetings, although such individuals are not entitled to vote. However, the chairman of each committee may exclude from committee meetings anyone he or she deems appropriate, to the fullest extent permitted by Delaware law.
The members of each of these committees as of the Record Date are identified below.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	M&A Committee	Technology and Cybersecurity Committee
Robert J. Levin (chair)	Carl Buccellato (chair)	Frank Schultz (chair)	Karen Blasing (chair)	Marina Levinson (chair)
Karen Blasing	Craig Davis	Craig Davis	Jeb S. Spencer	Rajat Taneja
A. Barr Dolan	Marina Levinson	Robert J. Levin	A. Barr Dolan	Frank Schultz
At its February 21, 2018 meeting, our Board reconstituted the committees of the Board, effective at the adjournment of the 2018 Annual Meeting, as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	M&A Committee	Technology and Cybersecurity Committee
Robert J. Levin (chair)	Carl Buccellato (chair)	Rajat Taneja (chair)	Karen Blasing (chair)	Marina Levinson (chair)
Karen Blasing	Craig Davis	Craig Davis	Jeb S. Spencer	Rajat Taneja
A. Barr Dolan	Marina Levinson	Robert J. Levin	A. Barr Dolan	Jeb S. Spencer
Audit Committee
The audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee: evaluates the independent auditors’ qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Ellie Mae engagement team as required by law; reviews our critical accounting policies and estimates; reviews and approves all material transactions with any related party; reviews our corporate code of business conduct and ethics; and annually reviews the audit committee charter and the committee’s performance. The audit committee consists of directors Robert J. Levin, Karen Blasing, and A. Barr Dolan, with Mr. Levin serving as the chair of the committee. The audit committee as constituted satisfies the independence requirements of the NYSE and the audit committee director independence requirements established by the SEC that apply to companies listed on the NYSE. The Board has determined that each of Mr. Levin and Ms. Blasing are audit committee financial experts as defined under the applicable rules of the SEC and has the financial literacy and accounting or related financial management expertise required under applicable NYSE rules and regulations. This designation is a disclosure requirement of the SEC and does not impose upon Mr. Levin or Ms. Blasing any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of their membership on the Board or the audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. The Board has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on the audit committee. The Board has determined that although Ms. Blasing serves on three public company audit committees, including Ellie Mae’s audit committee, her simultaneous service would not impair her ability to serve effectively on Ellie Mae’s audit committee. All of the members of the audit committee are independent directors as defined under applicable SEC and NYSE rules and regulations. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A copy of the audit committee charter and our code of business conduct and ethics are available on the Company’s website at http://www.elliemae.com/about/investor-relations/corporate-governance.
Compensation Committee
The compensation committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The compensation committee also oversees the issuance of stock options, restricted stock units, executive performance shares and other awards under our employee stock plans. In addition, the compensation committee has authority to retain and fund compensation consultants, legal counsel and other compensation advisers and is generally responsible for considering the independence of such advisers prior to selecting them. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, Section 162(m) of the Internal Revenue Code of 1986, as amended, (to the extent applicable), NYSE rules and other applicable law. The compensation committee consists of directors Carl Buccellato, Craig Davis and Marina Levinson, with Mr. Buccellato serving as the chair of the committee. All of the members of the compensation committee are independent under the applicable rules and regulations of the SEC, the NYSE and the Internal Revenue Code. A copy of the compensation committee charter is available on the Company’s website at http://www.elliemae.com/about/investor-relations/corporate-governance.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of the Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations concerning governance matters. The nominating and corporate governance committee will review and evaluate, at least annually, the performance of the nominating and corporate governance committee and its members, including compliance of the nominating and corporate governance committee with its charter. Until our 2018 Annual Meeting, the nominating and corporate governance committee consists of directors Craig Davis, Robert J. Levin and Frank Schultz, with Mr. Schultz serving as chair of the committee. At the adjournment of the 2018 Annual Meeting, the nominating and corporate governance committee will consist of directors Craig Davis, Robert J. Levin and Rajat Taneja, with Mr. Taneja serving as the chair of the committee. A copy of nominating and corporate governance committee charter and our corporate governance guidelines are available on the Company’s website at http://www.elliemae.com/about/investor-relations/corporate-governance.

Mergers and Acquisitions Committee
The M&A committee is responsible for reviewing the Company’s acquisition strategy, as well as reviewing potential mergers, acquisitions, investments or dispositions of material assets or a material portion of any business (“Major Transactions”) and reporting its conclusions and recommendations to the Board, as appropriate. Among other matters, the M&A committee: reviews with management and the Board any potential Major Transaction and how the Major Transaction fits with the Company’s strategic plans and acquisition strategy; has the authority to evaluate and conduct due diligence with respect to potential acquisition and investment candidates on behalf of the Company; reviews with management the integration of any acquired businesses and whether the Major Transaction met the Company’s business objectives and strategic plans; and has the ability to retain special legal, accounting or other consultants or advisors to advise the M&A committee without seeking Board approval. In addition, the M&A committee will review and evaluate, at least annually, the performance of the M&A committee and its members, including compliance of the M&A committee with its charter. The M&A committee consists of directors Karen Blasing, Jeb S. Spencer and A. Barr Dolan, with Ms. Blasing serving as chair of the committee.
Technology and Cybersecurity Committee
The technology and cybersecurity committee is responsible for overseeing the Company’s information technology (“IT”) strategy, operations, policies and controls, including with respect to product development, risk management, IT security, regulatory matters and internal IT controls. Among other matters, the technology and cybersecurity committee reviews monthly, quarterly, and annual reports from management or other third parties relating to the Company’s IT strategy and operations, focusing on IT security, “cloud” service capacity and product reliability. The technology and cybersecurity committee also oversees the development, implementation, and maintenance of the Company’s information security program, and reports to the Board on a periodic basis in order to keep the Board apprised of all matters under the scope of the committee. The technology and cybersecurity committee has the ability to retain independent counsel or outside experts and advisors that it deems necessary and without seeking Board approval. In addition, the technology and cybersecurity committee will review and evaluate, at least annually, the performance of the technology and cybersecurity committee and its members, including compliance of the technology and cybersecurity committee with its charter. Until our 2018 Annual Meeting, the technology and cybersecurity committee consists of directors Marina Levinson, Rajat Taneja and Frank Schultz, with Ms. Levinson serving as chair of the committee. At the adjournment of the 2018 Annual Meeting, the technology and cybersecurity committee will consist of directors Marina Levinson, Rajat Taneja and Jeb S. Spencer, with Ms. Levinson serving as chair of the committee.
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
The Board met six times during last year. The audit committee met 17 times, the compensation committee met nine times, the nominating and corporate governance committee met six times, the M&A committee met 11 times and the technology and cybersecurity committee met six times.
During 2017, each incumbent member of the Board attended or participated in at least 75% of the aggregate number of meetings of the Board and of all the committees on which he or she served. Directors meet their responsibilities not only by attending Board and committee meetings, but also through communication with executive management, independent accountants, advisors and consultants and others on matters affecting the Company.
We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. All of our directors attended our annual meeting of stockholders in 2017.
Communications with the Board of Directors or Non-Management Directors
Interested parties who wish to communicate with the Board or with non-management directors, including our lead independent director, may send their communications in writing to the attention of the Secretary, at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588. The Secretary will forward the communication to the Board or any specified individual directors, as appropriate.

Stockholder Recommendations and Nominations for Membership on our Board of Directors
The policy of our nominating and corporate governance committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board. In evaluating such recommendations, the nominating and corporate governance committee will address the membership criteria set forth under “Director Qualifications.” Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should be provided in writing and should be addressed to our Secretary, at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588. Stockholder recommendations must include the nominee’s name and qualifications for membership on the Board, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of our common stock.
In addition to stockholder recommendations of candidates for membership on the Board, a stockholder may nominate an individual for election to our Board in the manner set forth in, and in accordance with the provisions of, our Amended and Restated Bylaws. Under Section 2.5 of our Bylaws, for a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times and in the forms required under our Bylaws. Accordingly, assuming that the annual meeting of our stockholders to be held in 2019 occurs within 30 days before or 60 days after the first anniversary date of the 2018 Annual Meeting, any such notice of a nomination delivered by or on behalf of a stockholder pursuant to Section 2.5 of our Bylaws must be received no earlier than January 18, 2019 and no later than February 17, 2019.
As set forth in our Bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our Bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our Bylaws, as amended and restated to date, which is available, without charge, from our Secretary, at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.
Director Qualifications
Our corporate governance guidelines contain membership identification and evaluation criteria that apply to nominees for election to our Board. In recommending candidates for election to the Board, the independent members of the nominating and corporate governance committee may consider the following criteria, among others the nominating and corporate governance committee shall deem appropriate: diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience in the Company’s industry and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; academic expertise in an area of the Company’s operations; practical and mature business judgment, including ability to make independent analytical inquiries; diversity of business or career experience relevant to the success of the Company; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
The Board considers a number of factors in its evaluation of diversity, including gender, age, and ethnicity. As indicated above, diversity is one factor among many that the Board considers when evaluating director candidates. The nominating and corporate governance committee monitors its assessment of diversity as part of its annual self-evaluation process. The nominating and corporate governance committee will reassess the qualifications of a director, including the director’s attendance, involvement at Board and committee meetings and contribution to Board diversity, prior to recommending a director for re-election. Nominees will be screened to ensure each candidate has qualifications which complement the overall core competencies of the Board. The screening process for new nominees includes conducting a background investigation and an independence determination.
Compensation Committee Interlocks and Insider Participation
During 2017, each of Carl Buccellato, Craig Davis, Marina Levinson and A. Barr Dolan served on the compensation committee. Mr. Buccellato has served as the chair of the committee since June 2015. None of the members of the compensation committee is or has at any time during last year been an officer or employee of ours or was formerly an officer of ours. None of our executive officers currently serves or in the last year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or compensation committee.
Risk Assessment and Compensation Practices
Our management assesses and discusses with the compensation committee our compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.
Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. While performance-based cash bonuses and sales commissions focus on achievement of short-term or annual goals, which may encourage the taking of short-term risks at the expense of long-term results, we believe that our compensation policies help mitigate this risk and our performance-based cash bonuses and sales commissions are limited, representing a small portion of the total compensation opportunities available to most non-executive employees. We also believe that our performance-based cash bonuses and sales commissions appropriately balance risk and the desire to focus our employees on specific short-term goals important to our success, and do not encourage unnecessary or excessive risk-taking.
A significant proportion of the compensation provided to most of our employees is in the form of long-term equity-based incentives that we believe are important to help further align our employees’ interests with those of our stockholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because vesting schedules are staggered and their ultimate value is tied to our stock price.
This Proxy Statement, including the preceding paragraphs, contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in our most recent Annual Report on Form 10-K, and as may be updated in subsequent SEC filings.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board has engaged Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018, and is seeking ratification of such selection by our stockholders at the 2018 Annual Meeting. Grant Thornton LLP was appointed the Company's auditor in 2005 and has audited our financial statements since the year ended December 31, 2002. Representatives of Grant Thornton LLP are expected to be present at the 2018 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or applicable law require stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
To be approved, the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm must receive a “FOR” vote from the holders of a majority in voting power of the shares of common stock which are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.
Principal Accountant Fees and Services
The following table provides information regarding the fees accrued or paid to Grant Thornton LLP for the years ended December 31, 2017 and 2016. All fees described below were approved by the audit committee.

	Year Ended December 31,
	2017	2016
Audit Fees	$1,801,229	$1,233,698
Audit-Related Fees	162,137	93,090
Tax Fees	27,000	—
All Other Fees	—	4,900
Total Fees	$1,990,336	$1,331,688
Audit Fees
Audit fees of Grant Thornton LLP during 2017 and 2016 include fees for the audits of the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K, the reviews of the quarterly condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, services rendered in connection with our registration statements on (i) Form S-8 related to our incentive plans and (ii) Form S-3 related to the follow-on offering of our common stock completed in August 2016, and other matters related to our SEC filings. In addition, audit fees during 2017 include fees related to the Company’s adoption of a new revenue recognition standard as well as audit services related to the Company’s acquisition of Velocify, Inc.
Audit-Related Fees
Audit-related fees consist of fees billed for services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In 2017 and 2016 audit-related fees consisted of fees paid in connection with Service Organization Control (SOC) reports. In addition, audit-related fees during 2017 include fees related to information systems reviews not performed in connection with the fiscal year audit.

Tax Fees
Tax fees paid to Grant Thornton LLP during 2017 consisted tax consulting services and there were no tax fees paid to Grant Thornton LLP during 2016. The Company engages a different third-party service provider for its primary tax services.
All Other Fees
There were no all other fees paid to Grant Thornton LLP during 2017 and all other fees of Grant Thornton LLP during 2016 consisted of fees for accounting library software.
Pre-Approval Policies and Procedures
The audit committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://www.elliemae.com/about/investor-relations/corporate-governance.
The audit committee approved all audit services provided by Grant Thornton LLP for 2017 and 2016 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.
The audit committee considered whether the non-audit services rendered by Grant Thornton LLP were compatible with maintaining Grant Thornton LLP’s independence and concluded that they were so compatible.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, the Company is providing stockholders with a non-binding advisory vote to approve the compensation of our named executive officers (sometimes referred to as “say on pay” vote). Accordingly, you may vote on the following resolution at the 2018 Annual Meeting:
“Resolved, that the stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure that accompany the compensation tables.”
To be approved, this proposal must receive a “FOR” vote from the holders of a majority in voting power of the shares of common stock which are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.
This vote is nonbinding. The Board and the compensation committee, which is composed of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. Currently, based on the 2012 advisory vote of our stockholders, the Board and the compensation committee determined that a say on pay vote will be held every year. Unless the Board and the compensation committee modify their policy on the frequency of future say on pay votes based on this year’s advisory vote on the frequency of future say on pay votes, the next say on pay vote will be held at the 2019 annual meeting of stockholders.
As described in detail in the “Compensation Discussion and Analysis,” our executive compensation program is designed to motivate our executive officers to create a successful company. Our philosophy is to link a significant percentage of our executive officers’ compensation to stockholder returns and to keep cash compensation to a competitive level while providing the opportunity to be well-rewarded through equity if we perform well over time. We believe that our executive compensation program, with its balance of short-term incentives (including performance bonuses) and long-term incentives (including equity awards), rewards sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES AND THE RELATED NARRATIVE DISCLOSURE INCLUDED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION
The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one year, two years or three years. Alternatively, stockholders may abstain from casting a vote.
The Board has determined that an advisory “say on pay” vote to approve the compensation of our named executive officers that occurs on an annual basis is the most appropriate option for the Company. Accordingly, the Board recommends that the advisory vote to approve the compensation of our named executive officers occur on a frequency of every “ONE YEAR.” The Board believes that a frequency of every one year for an advisory “say on pay” vote will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the Proxy Statement each year.
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two, or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation. To constitute the recommendation of the stockholders, the applicable “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” option must receive highest number of votes from the holders of shares of common stock present or by proxy at the 2018 Annual Meeting and entitled to vote. Abstentions and broker non-votes will be counted towards a quorum but will otherwise have no effect on the outcome of this proposal.
Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, the Board and the compensation committee value the opinions of our stockholders in this matter and will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF EVERY “ONE YEAR” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 5
VOTE TO APPROVE AMENDMENT TO CERTIFICATE OF INCORPORATION AND BYLAWS TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS
Currently, the Company’s Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws (our “Bylaws”), provide for a classified Board divided into three classes of directors, with each class elected for a three-year term. The classification of the Board results in staggered elections, with each class of directors standing for election every third year. One class consists of four members whose terms expire upon the election and qualification of their successors at the 2018 Annual Meeting (“Class I”), one class consists of three members whose terms expire at the 2019 annual meeting of stockholders (“Class II”), and one class consists of four members whose terms expire at the 2020 annual meeting of stockholders (“Class III”).
After careful consideration and review of the results of the 2017 stockholder vote, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend our Certificate of Incorporation and our Bylaws to declassify the Board to allow the Company’s stockholders to vote on the election of the entire Board on an annual basis, rather than on a staggered basis.
The general description of the proposed amendments to our Certificate of Incorporation and our Bylaws set forth in this Proposal 5 is qualified in its entirety by reference to the text thereof, which is attached as Appendix B to this proxy statement. Additions to our Certificate of Incorporation and our Bylaws are indicated by bolded underlined text and deletions are indicated by strikethroughs.
Declassification of the Board
If this Proposal 5 is approved by the Company’s stockholders at the Meeting, the declassification of the Board will be phased in as follows:

•	at the 2019 annual meeting of stockholders, the Class II directors will stand for election for a one-year term;

•	at the 2020 annual meeting of stockholders, the Class II directors and the Class III directors will stand for election for a one-year term; and

•	at the 2021 annual meeting of stockholders, and at each annual meeting of stockholders thereafter, all directors will stand for election for one-year terms.
Under the proposed amendments, the annual election of directors will be phased in gradually to assure a smooth transition. If this Proposal 5 is approved by the requisite vote of the Company’s stockholders, any director elected to fill a vacancy that did not arise from an increase in the size of the Board will hold office for the term that remains for the applicable vacating director, and any director elected to fill a vacancy that resulted from an increase in the size of the Board will be elected to serve until the next annual meeting of stockholders.
If this Proposal 5 is not approved by the requisite vote of the Company’s stockholders, the Board will remain classified, with each class of directors serving a term expiring at the annual meeting of stockholders held in the third year following the year of their election.
If this Proposal 5 is passed by the requisite vote of the Company’s stockholders, it will become effective when the Company files the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company intends to do promptly following the 2018 Annual Meeting.
Considerations of the Board
The Company has historically had a classified board structure in which directors have been divided into three classes and one class is elected each year to serve a three-year term. The Board has historically believed that this classified board structure promotes continuity and stability of strategy, ensures that a potential acquirer in a takeover situation negotiates with the Board, and facilitates the ability of the Board to focus on creating long-term stockholder value. The Board also is aware that the current trend in corporate governance is leading away from classified boards in favor of electing all directors annually and also recognizes that a classified board structure may reduce directors’ accountability to stockholders because such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.
In determining whether to support declassification of the Board, the Board carefully considered the results of the 2017 stockholder vote and the advantages and disadvantages of the current classified board structure and has determined that it is advisable and in the best interests of the Company and its stockholders to declassify the Board.
Vote Required
The affirmative vote of at least a majority of the outstanding shares of our stock that are present in person or by proxy and entitled to vote at the 2018 Annual Meeting.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION AND OUR BYLAWS TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

PROPOSAL NO. 6
STOCKHOLDER PROPOSAL REQUESTING THE COMPANY TO AMEND GOVERNING DOCUMENTS TO ALLOW STOCKHOLDERS TO CALL A SPECIAL MEETING
Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, has notified us that her designee, John Chevedden, intends to introduce the following resolution at the 2018 Annual Meeting. Ms. Young has notified us that she has been a stockholder for over a year and intends to continue to be a stockholder until after the date of the 2018 Annual Meeting. Ms. Young has informed us that, as of December 1, 2017, she beneficially owned 100 shares of our common stock. In accordance with the proxy regulations, the following is the complete text of the proposal, which is reproduced as submitted to us other than minor formatting changes. All statements contained in a stockholder proposal and supporting statement are the sole responsibility of the proponent of that stockholder proposal. The Board does not support the adoption of this proposal and asks stockholders to consider the response following the proponent's statement. The Board recommends you vote AGAINST this proposal.
Proposal No. 6 - Special Shareholder Meetings
RESOLVED: The shareholders of Ellie Mae Inc. (“ELLI” or “Company”) hereby request the Board of Directors take the steps necessary to amend our bylaws and each appropriate governing document to give holders with an aggregate of 15% net long of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our Board's current power to call a special meeting.
SUPPORTING STATEMENT: Delaware law allows 10% of company shares to call a special meeting. A shareholder right to call a special meeting is a way to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.
Shareholder rights to act by written consent and to call special meetings are two complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. Both are associated with increased governance quality and shareholder value. Our Company provides no right for shareholders to act by written consent or to call a special meeting.
Currently, 64% of S&P 500 companies have adopted company bylaws, articles of incorporation, or charter provisions to allow shareholders to call a special meeting. More than half of all S&P 1500 companies allow shareholders this right.
This proposal topic won majority votes last year at CVS Health, Salesforce.com, NETGEAR, and United Rentals. It may be possible to adopt this proposal by simply incorporating this text into our governing documents:
“Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning 15% net long of the entire capital stock of the Corporation issued and outstanding and entitled to vote.”
A right to call a special meeting is especially important at our Company, since 87% of shares voted in favor of annual election of all directors but, as of this writing, the Board has yet to implement that request. We urge the Board to join the mainstream of major U.S. companies and establish a right for shareholders owning 15% of our outstanding common stock to call a special meeting.
Please vote for: Special Shareowner Meetings - Proposal No. 6
The Board has carefully considered the above proposal and believes that it is not in the best interests of the Company and our stockholders. Consequently, the Board recommends a vote AGAINST the proposal.
Ellie Mae is supportive of a properly defined special meeting mechanism and has already implemented a special meeting right for its stockholders on terms that we believe serve the best interests of the Company and its stockholders. We amended our Bylaws on February 21, 2018, to permit stockholders owning 25% of the Company’s outstanding stock to call a special stockholder meeting upon written request to the Board. The Board adopted the stockholder special meeting after careful consideration, and we believe that our existing special meeting right is most appropriate for the Company and its stockholders at this time. Specific procedural requirements and provisions for a stockholder-called special meeting are set forth in the Bylaws, which have been publicly filed.
Special meetings, by their nature, are extraordinary and should occur rarely. Holding a special meeting is very costly and time-consuming to the Company due to the legal costs associated with preparing required proxy materials, the substantial printing and mailing costs, the diversion of the Board and senior management’s time and attention and the expenditure of other Company resources required to prepare for and conduct the meeting.
Recognizing the substantial administrative and financial burdens that a special meeting imposes on the Company and its stockholders, the Board believes that the Company’s existing 25% ownership threshold strikes the appropriate balance between allowing stockholders to vote on important matters that arise between annual meetings and protecting against the risk that a single stockholder or small group of stockholders could call a meeting that serves only a narrow agenda not favored by the majority of stockholders. Ellie Mae’s 25% ownership threshold is also the most common threshold among large public companies who offer stockholders the right to call a special meeting.
The Board believes this proposal should be evaluated in the context of Ellie Mae’s overall corporate governance, including other stockholder rights available under Ellie Mae’s Bylaws and applicable law and the demonstrated accessibility and accountability of the Board. For example, stockholder approval is required for many key corporate actions. Under Delaware law and NYSE rules, Ellie Mae must submit certain significant matters to a stockholder vote, including mergers and consolidations, large share issuances, the adoption of equity compensation plans and amendments to its certificate of incorporation. In addition, eligible stockholders may nominate directors for inclusion in Ellie Mae’s proxy statement if they satisfy the requirements specified in our Bylaws.
Furthermore, Ellie Mae’s governance policies promote open communication between stockholders and the Board. The Company encourages stockholders to communicate with the Board by sending in letters to the attention of the Secretary, at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588. Also, stockholders may raise matters during the question and answer portion of the Annual Meeting, which is generally attended by all directors. Finally, all of Ellie Mae’s directors are elected annually, helping to ensure accountability to stockholders.
In light of the existing right of Ellie Mae stockholders to call a special meeting, as well as Ellie Mae’s governance policies and statutory and Bylaws provisions that facilitate stockholder action and communication with the Board, we believe this proposal is unnecessary. Ellie Mae’s existing 25% ownership threshold for stockholders to call a special meeting strikes the right balance between the ability of stockholders to call a special meeting and the interests of the Company and its stockholders in promoting the appropriate use of Ellie Mae’s resources.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NO. 6 TO ALLOW STOCKHOLDERS TO CALL A SPECIAL MEETING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding the beneficial ownership of our common stock as of March 31, 2018 by:

•	each person known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each named executive officer as set forth in the summary compensation table below;

•	each of our directors; and

•	all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock (i) subject to options that are currently exercisable or exercisable within 60 days of March 31, 2018 and (ii) subject to restricted stock units that vest within 60 days of March 31, 2018, are deemed to be outstanding and to be beneficially owned by the person holding the options or restricted stock units, as applicable, for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our common stock in the table below is based on 34,305,964 shares of our common stock issued and outstanding on March 31, 2018. Except as set forth below, the address of each of the individuals and entities named below is c/o Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Common Stock	Options Exercisable Within 60 Days	Shares Beneficially Owned	Percent of Class (%)
5% Stockholders:
T. Rowe Price Associates, Inc. (2)	4,815,239	—	4,815,239	14.04%
PRIMECAP Management Company (3)	3,106,345	—	3,106,345	9.05
The Vanguard Group (4)	2,781,156	—	2,781,156	8.11
Brown Capital Management, LLC (5)	2,775,314	—	2,775,314	8.09
Eminence Capital, LP (6)	2,558,531	—	2,558,531	7.46
BlackRock Inc. (7)	2,244,720	—	2,244,720	6.54

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Common Stock	Options Exercisable Within 60 Days	Shares Beneficially Owned	Percent of Class (%)
Named Executive Officers and Directors:
Sigmund Anderman (8)	154,381	254,715	409,096	1.18%
Jonathan Corr (9)	117,660	1,552	119,212	*
Matthew LaVay (10)	5,429	20,320	25,749	*
Edgar Luce (11)	15,392	11,650	27,042	*
Peter Hirsch (12)	8,018	12,356	20,374	*
Cathleen Schreiner Gates (13)	25,000	2,058	27,058	*
Joseph Tyrrell (14)	13,561	6,585	20,146	*
Karen Blasing	2,827	1,727	4,554	*
Carl Buccellato (15)	21,953	71,121	93,074	*
Craig Davis (16)	80,586	61,121	141,707	*
A. Barr Dolan	3,160	45,455	48,615	*
Robert J. Levin (17)	8,742	76,121	84,863	*
Marina Levinson	1,465	3,455	4,920	*
Frank Schultz	4,003	7,455	11,458	*
Jeb S. Spencer	5,008	36,972	41,980	*
Rajat Taneja	5,648	3,455	9,103	*
All 17 directors and executive officers as a group (18)	478,506	617,728	1,096,234	3.14%
____________________

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)
Represents shares of common stock held, common stock held in escrow for 2015 and 2016 Performance Shares, options that are exercisable within 60 days of March 31, 2018, and restricted stock that vest within 60 days of March 31, 2018, by such individuals. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after March 31, 2018.

(2)
Based on information set forth in the Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2018. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(3)
Based on information set forth in an Amendment No. 6 to Schedule 13G filed with the SEC on February 27, 2018. The address of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(4)
Based on information set forth in an Amendment No. 4 to Schedule 13G filed with the SEC on February 9, 2018. As a result of serving as investment managers, (i) Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc. (“The Vanguard Group”), is the beneficial owner of 63,187 shares and (ii) Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 9,488 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Based on information set forth in the Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2018. The address of Brown Capital Management, LLC is 1201 N. Calvert Street, Baltimore, MD 21202.

(6)
Based on information set forth in Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2018. Eminence Capital, LP has shared voting and shared dispositive power with respect to 2,558,531 shares. Eminence GP, LLC has shared voting and shared dispositive power with respect to 1,922,769 shares. Ricky C. Sandler has shared voting and shared dispositive power with respect to 2,558,531 shares. Mr. Sandler is the Chief Executive Officer of

Eminence Capital, LP and the Managing Member of Eminence GP, LLC. The address of Eminence Capital, LP is 65 E. 55th Street, 25th Floor, New York, NY 10022.

(7)
Based on information set forth in an Amendment No. 4 to Schedule 13G filed with the SEC on January 29, 2018. BlackRock Inc., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, Blackrock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock (Netherlands) B.V. and FutureAdvisor, Inc. have shared voting or dispositive power over these shares. The address of BlackRock Inc. is 55 East 52nd Street, New York, New York 10055.

(8)	Includes 143,906 shares held by The Sigmund and Susan Anderman Family Trust, 10,000 shares held by Sigmund Anderman, and 475 performance-vesting RSU shares vesting within 60 days.

(9)
Includes 79,347 shares held by Jonathan & Rae Corr 2006 Family Trust DTD 11/09/2006, 6,972 shares held in escrow for 2015 Performance Shares, 26,764 shares held in escrow for the 2016 Performance Shares, and 4,575 shares vesting within 60 days.

(10)	Includes 325 ESPP shares and 2,698 shares vesting within 60 days.

(11)	Includes 2,924 shares held in escrow for 2015 Performance Shares, 6,900 shares held in escrow for the 2016 Performance Shares, and 5,568 ESPP shares.

(12)	Includes 6,900 shares held in escrow for 2016 Performance Shares and 1,118 shares vesting within 60 days.

(13)	Includes 2,582 shares held in escrow for 2015 Performance Shares, 6,900 shares held in escrow for 2016 Performance Shares, and 2,354 shares vesting within 60 days.

(14)	Includes 2,582 shares held in escrow for 2015 Performance Shares, 6,900 shares held in escrow for 2016 Performance Shares, 984 ESPP shares, and 3,095 shares vesting within 60 days.

(15)	Includes 21,953 shares held jointly by Carl Buccellato and Mary Ellen Buccellato.

(16)	Includes 80,586 shares held by Craig S Davis Trustee & Lecia A Davis Trustee of the Davis Family Trust Dated 12/8/1995.

(17)	Includes 6,340 shares held by Robert J. Levin and Abby H. Levin Trustees of the Robert J. Levin Living Trust DTD 11/12/2001.

(18)	Includes shares held by Brian Brown, EVP, general counsel & corporate secretary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied, except that one Form 4 was unintentionally filed late on behalf of Mr. LaVay for a reporting event that occurred on November 15, 2017.

DIRECTOR COMPENSATION
Until December 31, 2017, our non-employee director compensation policy provided that each non-employee director would receive an annual cash retainer of $32,000. Our lead independent director received an additional annual cash retainer of $20,000. In addition, all non-employee directors who served on one or more committees were eligible to receive the following annual committee fees (which are also payable in cash):

Committee	Chair ($)	Other Member ($)
Audit committee	$20,000	$12,000
Compensation committee	12,000	7,200
Nominating and corporate governance committee	7,500	4,500
Mergers and acquisitions committee	9,000	5,400
Technology and cybersecurity committee	12,000	7,200
In August 2017, our Compensation Committee, with the assistance of Compensia, our compensation consultant, undertook a review of our director compensation based on market data prepared by Compensia. Based on this review, the Compensation Committee recommended to the Board, and the Board approved, certain changes to our non-employee director compensation policy to better align our director compensation practices with peer company and broader market practices. Effective January 1, 2018, our non-employee director compensation policy provides that each non-employee director receives an annual cash retainer of $35,000. Our lead independent director continues to receive an additional annual cash retainer of $20,000. In addition, all non-employee directors who serve on one or more committees are eligible to receive the following annual committee fees (which are also payable in cash):

Committee	Chair ($)	Other Member ($)
Audit committee	$20,000	$12,000
Compensation committee	15,000	9,000
Nominating and corporate governance committee	9,000	5,400
Mergers and acquisitions committee	9,000	5,400
Technology and cybersecurity committee	12,000	7,200
Other than the annual retainers and committee fees described above, non-employee directors are not entitled to receive any additional cash fees in connection with their service on our Board. However, any newly elected or appointed non-employee directors, upon initial election or appointment to the Board, is entitled to receive an award of restricted stock units with a value equal to $150,000, plus a pro-rata portion of restricted stock units described below based on when he or she joins our Board relative to the date of the previous year’s annual meeting. In addition, our non-employee directors are entitled to automatically receive a restricted stock unit award with a value of $200,000 immediately after each annual meeting of stockholders. The initial restricted stock unit award for newly elected or appointed non-employee directors will vest 1/3rd on each anniversary of the date of grant over three years from the date of grant. The initial pro-rata portion of the annual restricted stock unit award for newly elected or appointed non-employee directors wall vest in full on the date of the next annual meeting of stockholders. Subsequent annual restricted stock unit awards will vest 100% on the first anniversary of the date of grant. Our directors who are employees are compensated for their service as employees and do not receive any additional compensation for their service on the Board.
The following table sets forth information concerning the compensation paid or accrued for services rendered to us in all capacities by our directors other than Jonathan Corr, our Chief Executive Officer during the fiscal year ended December 31, 2017. The compensation of Mr. Corr as a named executive officer is set forth below under “2017 Summary Compensation Table.” The table below also includes information on the compensation earned or paid to Sigmund Anderman, our Executive

Chairman, who is an employee and also a member of our board of directors. Mr. Anderman did not receive any additional compensation for service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)($)	Total ($)
Sigmund Anderman (2)	$1,011,836	$600,014	$1,611,850
Karen Blasing	49,588	201,794	251,382
Carl Buccellato	46,047	201,794	247,841
Craig Davis	63,700	201,794	265,494
A. Barr Dolan	47,580	201,794	249,374
Robert J. Levin	59,230	201,794	261,024
Marina Levinson	53,020	201,794	254,814
Frank Schultz	43,970	201,794	245,764
Jeb S. Spencer	38,765	201,794	240,559
Rajat Taneja	39,200	201,794	240,994
____________________

(1)
Amounts do not reflect compensation actually received by the director. Instead, the amounts included in the “Stock Awards” column represent the grant date fair value of awards granted, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Notes 2 and 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)
Reflects compensation paid to Mr. Anderman pursuant to his amended and employment agreement entered into in January 2015, which sets forth the terms and conditions of his employment as our executive chairman of the Board. Under the agreement, Mr. Anderman received an annual base salary of $328,000 in 2017, was paid a bonus amount equal to 165% of his target bonus amount based on corporate performance in 2016. In addition, pursuant to the agreement, Mr. Anderman was granted a stock option award plus a performance-vesting restricted stock unit award in 2017, each having grant date fair values of $300,000. The option has a four-year, employment-based vesting schedule, and the shares of our common stock subject to the restricted stock unit award are earned based upon the achievement of the corporate goals established for the senior executive bonus program. Under the agreement, Mr. Anderman is also entitled to participate in the same benefit plans as the other senior executive officers of the Company, and the Company will continue to maintain a $2 million life insurance policy for his benefit as well as continue to provide premium payments for any other life insurance policies maintained by the Company for his benefit.

The following table shows the number of shares of our common stock subject to outstanding and unexercised stock options and the number of shares of our common stock subject to outstanding stock awards held by each of our non-employee directors as of December 31, 2017. The table below also includes information relating to Sigmund Anderman, our Executive Chairman, who is an employee and also a member of our Board.

Name	Number of Shares Subject to Outstanding Options as of 12/31/17	Number of Shares Subject to Outstanding Stock Awards as of 12/31/17
Sigmund Anderman	290,319	98,321
Karen Blasing	3,455	2,720
Carl Buccellato	76,787	1,893
Craig Davis	61,121	1,893
A. Barr Dolan	45,455	1,893
Robert J. Levin	76,121	1,893
Marina Levinson	3,455	1,893
Frank Schultz	7,455	1,893
Jeb S. Spencer	36,972	1,893
Rajat Taneja	3,455	2,715
Non-Employee Director Stock Ownership Policy
Our Board believes that our non-employee directors should hold a meaningful financial stake in the Company in order to further align their interests with those of our stockholders. Therefore, our Board has adopted a non-employee director stock ownership policy. Under the current policy as adopted in February 2018, each non-employee director must own Company stock with a value of four times the annual cash retainer for Board service. Our non-employee directors are required to achieve this ownership level by December 31, 2019. Any non-employee director appointed or elected after February 2018 will be required to achieve this ownership level within three years of his or her appointment or election date.

COMPENSATION DISCUSSION AND ANALYSIS
This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “2017 Summary Compensation Table” and the material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2017 were as follows:

•	Jonathan Corr, our president and chief executive officer (our “CEO”);

•	Matthew LaVay, our executive vice president and chief financial officer beginning April 1, 2017, and formerly our senior vice president of finance and accounting;

•	Cathleen Schreiner Gates, our executive vice president of sales and marketing;

•	Joseph Tyrrell, our executive vice president of corporate strategy;

•	Peter Hirsch, our executive vice president of technology and operations; and

•	Edgar Luce, our executive vice president and chief financial officer until March 31, 2017.
On October 27, 2016, Mr. Luce resigned as our executive vice president and chief financial officer effective March 31, 2017 and provided transition services until March 31, 2018.
Executive Summary
Overview
We are a leading cloud-based platform provider for the mortgage finance industry. Our technology solutions are used by lenders to originate and close residential mortgage loans. Our Encompass digital mortgage software is a comprehensive, end-to-end enterprise solution that handles most of the functions involved in running the business of originating mortgages.
Our mission is to be the industry standard technology platform for residential mortgage origination in the United States. Key elements of our strategy include: (i) increasing the number of lenders using Encompass and the number of loans originated on our platform; (ii) increasing the adoption and utilization of our solutions and services by the users of Encompass; (iii) creating a true digital mortgage platform that enables lenders to originate more loans, lowers the cost to originate loans and reduces the time to close loans; (iv) investing in new product and platform development such as the next generation of our Encompass platform, which we call “Encompass NG”, and the Encompass Connect solutions, each of which is built on the Encompass Lending Platform; (v) increasing our customers’ use of, and the services integrated into, the Ellie Mae Network, which provides originators electronic access to many of the third parties they need to interact with in order to process and fund loans; (vi) investing aggressively in initiatives across our company that we believe will help us continue to grow our business, improve our products and services and strengthen our competitive advantage; and (vii) acquiring technology-based companies that complement and increase the attractiveness of our solutions to our customers.
2017 Business Highlights
We believe the compensation program for our named executive officers in 2017 and prior years was instrumental in helping us achieve strong financial and operational performance in 2017. In fiscal 20171:

•	Revenue was $417.0 million, an increase of 16% from 2016.

•	Adjusted EBITDA was $122.6 million, an increase of 8% from 2016.

•	Net income was $52.9 million, or $1.48 per diluted share, compared to $37.8 million, or $1.15 per diluted share, in 2016[2].

•	We had 242,505 contracted Encompass users as of December 31, 2017, up 12% from 2016.
____________________
1 See Appendix A for a reconciliation of the non-GAAP financial measures set forth below to U.S. GAAP.
2 Our net income for 2017 reflects the impact of changes to the GAAP tax treatment of stock compensation benefits and a benefit resulting from the Tax Cuts and Jobs Act of 2017.

•
We completed significant milestones in the delivery of our Encompass NG Platform, including the release of a number of next generation solutions such as Encompass Developer Connect, Encompass Consumer Connect, Encompass TPO Connect and Encompass Loan Officer Connect.

•
We acquired Velocify, Inc., a leading cloud-based sales engagement platform that provides customers the ability to manage leads and customer relationships. The acquisition of Velocify accelerates our vision of offering a fully digital mortgage.

2017 Executive Compensation Highlights
The following key compensation actions were taken with respect to the named executive officers for 2017:

•
Increases to Base Salaries and Corresponding Cash Bonus Targets – Other than for Mr. Luce, who resigned as our CFO effective March 31, 2017, and Mr. LaVay, whose cash compensation as an executive officer was first established in 2017, we increased the base salaries of our named executive officers from between 16% and 20% for 2017 to make their cash compensation more competitive with the cash compensation provided to similarly situated executives of our compensation peer group and to reflect their strong performance in 2016. Other than Mr. Hirsch, whose cash bonus target was increased from 50% to 60% of his base salary, the cash bonus targets for our named executive officers during 2017 remained at the same percentages of their base salaries as in 2016. Mr. Luce was not eligible for a cash bonus in 2017 and Mr. LaVay’s initial cash bonus target as an executive officer was established at 60% of his base salary.

•
Cash Bonuses – The compensation committee of our Board established aggressive goals for our executive officers’ annual cash bonus incentives for 2017, including target revenue growth of 23%. While we achieved strong growth during 2017, we fell short of the target goals established by our compensation committee, in part due to a decline in the residential mortgage market. Accordingly, our named executive officers received cash bonuses equal to 60% of their target cash bonus opportunities.

•
Long-Term Incentive Compensation – Each of our named executive officers who were granted equity awards in 2017 received awards split equally in value between performance shares and restricted stock unit (“RSU”) awards.

•	Peer Companies – We updated our compensation peer group to ensure the peer group continued to be appropriate and aligned with best practice.
Pay-for-Performance Discussion
We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers. To ensure our executive officers’ interests are aligned with those of our stockholders and to motivate and reward individual initiative and effort, a substantial portion of their target annual total direct compensation opportunity is “at-risk” and will vary above or below target levels commensurate with our performance.
We emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results that meet or exceed pre-established goals through our cash bonus plan, as well as through the equity awards that we use to deliver long-term incentive compensation opportunities.

The target total direct compensation opportunities for our CEO and, on average, the other named executive officers during 2017 reflects this philosophy, as reflected in the following graphics:
The charts above reflect target compensation for each executive, so the non-equity incentive plan compensation is shown at target and the equity compensation is shown at its grant date value with the performance shares shown at target payout. Other NEOs consist of Messrs. LaVay, Tyrrell and Hirsch and Ms. Schreiner Gates. Mr. Luce is excluded because he resigned during the year.
As reflected in the above graphics, we believe that the performance shares and RSU awards that we have granted to our executive officers are key incentives to drive long-term growth.
Good Governance and Best Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2017 with respect to the compensation of our named-executive officers:

•	Independent Compensation Committee. The compensation committee is comprised solely of independent directors.

•
Independent Compensation Committee Advisors. The compensation committee engaged its own compensation consultant, Compensia, Inc. (“Compensia”), to assist with its 2017 compensation responsibilities. Compensia performed no other consulting or other services for us in 2017.

•
Annual Executive Compensation Review. The compensation committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our Company.

•	Stockholder Engagement. Our management team meets frequently with our major stockholders to discuss corporate governance matters, including executive compensation practices.

•
Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

◦
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders;

◦	No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits;

◦
“Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid), except (i) as provided in Mr. Luce’s executive transition agreement and (ii) that the Performance Shares, as described below, earned based on actual performance, vest in full upon the consummation of a change in control of the Company;

◦	Performance-Based Incentives. We use performance-based short-term and long-term incentives;

◦	Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives;

◦
No Retirement Plans other than 401(k) Plan. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers other than our 401(k) plan which is available to all employees;

◦
No Tax Reimbursements on Perquisites or Personal Benefits. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than, in certain instances, negotiated relocation benefits;

◦
No Special Health or Welfare Benefits. Our executive officers participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees, except that the Company reimburses our executive officers for the cost of a $1 million term life insurance policy;

◦
Pledging Prohibited. Our executive officers and members of the Board are prohibited from pledging our common stock as collateral to secure loans and our executive officers and members of the Board members may not purchase put and call options or engage in any other hedging transactions through Rule 10b5-1 trading plans;

◦	Succession Planning. We review the risks associated with key executive officer positions to ensure adequate succession plans are in place; and

◦
Executive Stock Ownership Policy. Our Board approved an executive stock ownership policy in February 2018 that requires our CEO to hold Company stock with a value equal to three times his annual salary and other executive officers to hold Company stock with a value equal to his or her annual salary.

Stockholder Advisory Vote to Approve Executive Compensation
At our 2017 annual meeting of stockholders our stockholders approved, in a non-binding advisory vote, the compensation of our named executive officers with approximately 99% of the votes cast voting in favor (excluding broker non-votes).  This vote is commonly known as “say-on-pay.”  The compensation committee considered the results of the 2017 say-on-pay vote, and based upon the strong stockholder support, does not believe that our executive compensation program requires material changes. In addition, our conversations with stockholders over the course of the year did not raise any concerns with our executive compensation practices. The compensation committee will continue to consider the views of our stockholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements. Our stockholders will also have the ability to vote to approve, on a non-binding advisory basis, the frequency of future “say-on-pay” votes at the 2018 Annual Meeting.

Objectives and Philosophy of Our Executive Compensation Program
We recognize that our ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our executive officers, including the named executive officers. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance and that is responsive to the needs of our executive officers. The principles and objectives of our compensation and benefits programs for our employees generally, and for our executive officers specifically, are to:

•
attract, engage and retain individuals of superior ability, experience and managerial talent enabling us to be an employer of choice in the highly-competitive and dynamic information technology industry;

•	ensure compensation is closely aligned with our corporate strategies, business and financial objectives and the long-term interests of our stockholders;

•	motivate and reward executives whose knowledge, skills and performance ensure our continued success;

•	ensure that the elements of compensation, individually and in the aggregate, do not encourage excessive risk-taking; and

•	ensure that total compensation is fair, reasonable and competitive.
The compensation components described below simultaneously fulfill one or more of these principles and objectives.
Compensation Determination Process
The compensation of our executive officers, including the named executive officers is determined on an individual basis using a variety of factors related to the performance, value and experience of the executive officer as well as market data and its relevance for the executive officer’s position, as described further in the “Components of Our Executive Compensation Program” section below.
Our chief executive officer, and, in the case of our chief executive officer, the Board, typically reviews the performance of each of our executive officers on an annual basis, though we do not set a predetermined time for such review. Our chief executive officer, based on his experience and his review of our executives’ performance, recommends compensation levels for our executive officers, other than himself, to the compensation committee for approval. With respect to compensation levels for our chief executive officer, the compensation committee makes recommendations to the Board for approval.
Since 2009, the compensation committee has engaged Compensia, a national compensation consulting firm with substantial experience in the technology sector, to evaluate our levels and types of executive compensation and to recommend changes from time to time as appropriate.
On an annual basis, Compensia recommends to the compensation committee for approval a peer group of companies determined based on an analysis of companies in our industry and their relative revenue and market capitalization to be used in evaluating our compensation levels. This peer group is updated as necessary and is comprised of companies in the software and internet software services industry with revenue and market capitalization that we believe reflects the competitive market we will face as a high growth public company.
In August 2016, Compensia updated the Company’s peer group to ensure all the peer companies were still appropriate. Due to the increase in the Company’s market capitalization relative to the former peer group, seven companies were removed and five companies were added which had absolute market capitalizations and market capitalization to revenue multiples similar to the Company. The updated peer group included eighteen technology companies in the software industry, with a preference for software-as-a-service (SaaS) companies. At the time of updating the peer group, the Company was positioned at the 50th percentile of the new peers based on revenue and at the 79th percentile based on market capitalization. This updated peer group was approved by our compensation committee for purposes of evaluating compensation for 2017 and was comprised of the following companies:

Aspen Technology	HubSpot	Paylocity Holding
Benefitfocus	Imperva	Proofpoint
Cornerstone onDemand	LogMeIn	Qualys
Demandware	Marketo	Veeva Systems
Financial Engines	Medidata Solutions	Zendesk
Guidewire Software	Paycom Software	GrubHub
In addition to the peer group, the compensation committee reviews a custom survey derived from the Radford Technology survey. The Radford custom survey data consists of participating peer companies and additional participating companies with businesses, revenues and market capitalizations similar to ours. The Radford custom survey data was incorporated into the Compensia market analysis provided to the compensation committee. Collectively, we refer to the peer group and Radford data as the “market data.” Depending on the position, the compensation committee may favor one set of data or the other or look at a blend of the data based on the robustness of the data source and the closeness of the market data to the responsibilities and duties of the executive officer being reviewed. Base salaries and incentive opportunities may be set below or above median amounts because of factors like expertise, performance, and potential for future contributions.
In determining the 2017 base salaries, target cash bonus opportunities and long-term incentive compensation for our executive officers, including the named executive officers, Compensia provided updated market data showing compensation for similarly situated executives. In evaluating the market data provided by Compensia, the compensation committee gave differing weight to the market data by executive officer based on how closely his or her position and responsibilities appeared to match those for the position the executive was matched against in the market data and did not target a specific percentile ranking against our peer group. The compensation committee and the Board referred to this market data and its own experience in setting 2017 compensation levels for our executive officers to confirm that their decisions were competitive and reasonable.
Components of Our Executive Compensation Program
The individual components of our executive compensation program consist primarily of (i) base salary, (ii) an annual performance-based bonus, (iii) long-term incentive compensation in the form of equity awards, (iv) retirement savings opportunities, (v) post-termination benefits, and (vi) various other employee benefits. We view each of these components as related but distinct, reviewing them each individually, as well as collectively to ensure that the total compensation paid to our executive officers meets the objectives of our executive compensation program. We determine the appropriate level for each compensation component for each executive based on the criticality of the executive for our business, the length of service of the executive, internal parity of compensation among our executive officers, the compensation practices of our peers and the marketability of the executive, our overall performance and other considerations the compensation committee deems relevant. The compensation committee endeavors to make compensation decisions that are consistent with our recruiting and retention goals. The compensation committee reviews each compensation component for internal parity and consistency between executive officers with similar levels of responsibility.
We strive to achieve an appropriate mix between cash and equity incentives to meet our objectives. We do not currently have any policies for allocating compensation between short-term and long-term compensation or cash and non-cash. While we use both short-term and long-term compensation components, our strategy with respect to the compensation of our executive officers is to tie a greater percentage of their total compensation to performance-based compensation, which we achieve through the use of annual bonuses and performance-based equity awards. Base salaries paid to our executive officers are kept at a competitive level, as determined by the compensation committee based on their experience and their review of market data, with the opportunity for each executive officer to achieve higher total compensation through bonuses and equity incentives if we perform well over time. We emphasize equity compensation because we believe that because the achievement of our business and financial objectives will be reflected in the value of our equity, thereby increasing stockholder value, our executive officers will be incentivized to achieve these objectives when a larger percentage of their total compensation is tied to the value of our stock. In order to accomplish these goals, we have historically used stock options, RSUs and performance shares (“Performance Shares”) as a significant component of compensation. However, beginning in fiscal year 2016, we generally eliminated stock options from the equity awards granted to our executive officers and now grant a mixture of RSUs and Performance Shares to our executive officers as we believe the combination of RSUs and Performance Shares promote long-term stockholder value, and minimizes dilution. While we offer competitive base salaries, we believe bonuses and stock-based compensation are significant motivators in retaining and rewarding employees of technology companies.
While we have identified particular compensation objectives that each component of our executive officers’ compensation serves, our executive compensation program is designed to be flexible and complementary and to collectively serve all of the compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual component, to a greater or lesser extent, serves each of our objectives.
Base Salaries
In general, base salaries for our executive officers are initially established through arm’s-length negotiation at the time the executive officer is hired or promoted to an executive officer position, taking into account such individual’s qualifications, experience and salary prior to joining the Company or prior to being promoted to an executive officer position. We strive to maintain base salaries for our executive officers that are competitive, while remaining cost-effective.
Periodic adjustments to the base salaries of our executive officers, including the named executive officers, are based on the level of each individual’s responsibilities, individual contribution, prior experience and sustained performance and the base salaries paid to executives with similar responsibility at peer companies.
The following summarizes the changes made to base salaries of our named executive officers in 2017:

•
In February 2017, the compensation committee recommended to the Board, and the Board approved, an increase of 16% from his 2016 base salary to $475,000, based on Mr. Corr’s effective leadership as our CEO as evidenced by the Company’s financial and operational results and an evaluation of market data.

•
In January 2017, the compensation committee determined to establish Mr. LaVay’s base salary as our CFO commencing April 1, 2017 at $310,000. The compensation committee believed that this was a competitive amount based on Mr. LaVay’s promotion and considering the market data.

•
In January 2017, the compensation committee determined to increase the base salaries of Ms. Schreiner Gates and Mr. Tyrrell by 20% to $385,000, and to increase the base salary of Mr. Hirsch by 18% to $385,000, based on each executive’s contribution to the Company’s strong financial and operational performance in 2016, each executive’s critical position at the Company, the demand for their talents in the market and an evaluation of market data.

The actual base salaries paid to our named executive officers during 2017 are set forth in the “2017 Summary Compensation Table.”
Annual Cash Bonuses
In addition to base salaries, annual performance-based cash bonus opportunities are provided to our executive officers, including the named executive officers, based on both the Company’s performance relative to financial and operating goals established by the compensation committee and the Board as well as each individual named executive officer’s performance relative to individual performance goals established for the named executive officer. As discussed above, in determining target cash bonus opportunities, the compensation committee, and in the case of our CEO, the Board, considers market data to confirm that their decisions are competitive and reasonable.
Target Annual Cash Bonus Opportunities
In January and February of 2017 the compensation committee approved, and with respect to Mr. Corr, the compensation committee recommended to the Board and the Board approved, generally maintaining the same cash bonus opportunities relative to base salaries as existed in 2016. Based on an evaluation of market data, Mr. LaVay’s cash bonus opportunity as our CFO was established at 60% of his base salary. The compensation committee evaluated market data and each executive’s overall target cash compensation and determined that the current bonus opportunities were in line with the company’s peer group and properly incentivized the executives.

The target annual cash bonus opportunities for our named executive officers for 2017 were as follows:

Name and Principal Position	Target Bonus Percentage of Base Salary (%)	Target Bonus Cash Value ($)
Jonathan Corr, President and Chief Executive Officer	100%	$475,000
Matthew LaVay, EVP, CFO (following April 1, 2017)	60	186,000
Edgar Luce, EVP, CFO (until March 31, 2017)	—	—
Joseph Tyrrell, EVP, Corporate Strategy	80	308,000
Cathleen Schreiner Gates, EVP, Sales & Marketing	80	308,000
Peter Hirsch, EVP, Technology & Operations	60	231,000
Performance Measures
Under their bonus arrangements, Messrs. Corr, LaVay, Tyrrell and Hirsch and Ms. Schreiner Gates were entitled to receive these amounts if bonus goals were achieved at target. Notwithstanding the goals discussed below, the compensation committee and, with respect to our CEO, the Board, retain complete discretion over whether any additional compensation is paid to the executives if bonus goals are achieved at a level greater than target and the amount of any such compensation, as well as whether any compensation under the bonus program will be paid to the executives in the event the bonus goals are not achieved at target and the amount of any such compensation.
The goals for Messrs. Corr, LaVay, Tyrrell and Hirsch and Ms. Schreiner Gates were based on the Company’s overall financial performance, measured in terms of achieving revenue and EBITDASC as a percentage of revenue (“EBITDASC” defined as earnings before interest, taxes, depreciation, amortization and stock compensation expense) in 2017. In order for the executive officers to be eligible for a bonus equal to 100% of target, the Company needed to achieve approximately $444 million in revenue and 33% in EBITDASC in 2017. The bonus payment, as a percentage of the target bonus, increases from 0% to 200% based on increased achievement between minimum and maximum goals for each of Revenue and EBITDASC.
In addition, the compensation committee may consider other operational goals in determining whether to increase or decrease the bonus achievement level, including client satisfaction, and the Company’s success in delivering components of the Company’s next generation software platform during 2017. These operational goals were set at the time of approval of the 2017 bonus plan. The compensation committee could also determine whether to increase or decrease each executive’s individual bonus based on the individual performance of each executive. In early 2018, the compensation committee and the Board determined, based on the Company’s performance during 2017 of revenue of $417 million and EBITDASC as a percentage of revenue of 29%, that the aggregate achievement percentage for the corporate goals equaled 60% of target. The compensation committee, with input from our CEO (except with respect to his own compensation), also considered the operational goals and the individual performance of the executives, and determined that the Company’s performance relative to the operational goals were commensurate with the 60% achievement level, and that individual performance should not increase or decrease the bonus achievement levels. Based on its comprehensive review, the committee determined that each named executive officer would be paid a bonus equal to 60% of each executive’s target bonus amount.
Long-Term Incentive Compensation
Our long-term incentive awards are designed to align the interests of our employees, including our named executive officers, with the interests of our stockholders. Because an executive officer’s ability to earn his or her awards is based on continued employment, these awards also encourage the retention of our named executive officers through the vesting or performance period of the awards.
In determining the size of the long-term incentive compensation to be awarded to our executive officers, including the named executive officers, the compensation committee considers a number of factors, such as the relative job scope, the value of outstanding long-term incentive awards, individual performance history, prior contributions to us and the size of prior awards. The compensation committee, and in the case of our CEO, the Board, also draws upon the experience of their members, and an analysis of competitive market data. Typically, our CEO recommends the size of the long-term incentives (except with respect to his own award) at levels he considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value and recommends these awards to the compensation committee for approval. The compensation committee recommends the size of the awards for our CEO to the Board for approval.
To reward and retain our executive officers in a manner that best aligns their interests with stockholders’ interests, we historically used stock options, RSUs and Performance Shares as the primary incentive vehicles for long-term compensation. Beginning in fiscal year 2016 (except for the grant of stock options to Mr. Anderman in accordance with his employment agreement) we ceased granting options to executive officers as we believe that Performance Shares are sufficient for increasing long-term stockholder value by linking the potential value our executive officers can receive to the achievement of financial performance criteria that closely ties to our business strategy. We continue to use RSU awards to satisfy our retention objectives for our key executive officers, and believe Performance Shares and RSU awards help to minimize our dilution.
2017 Equity Awards
As part of our established compensation philosophy linking our executive officer annual equity grants with the performance of the Company, the compensation committee and the Board approved RSU awards and Performance Share awards under our Executive Incentive Plan and our 2011 Equity Incentive Award Plan (the “2011 Plan”).
On February 15, 2017, the compensation committee granted RSU awards and Performance Shares to Messrs. LaVay, Tyrrell and Hirsch and Ms. Schreiner Gates, and, upon a recommendation by the compensation committee, the Board approved RSU and Performance Share grants to Mr. Corr. Mr. Luce did not receive grants of RSU awards or Performance Shares in 2017.
The RSUs granted to our named executive officers vest in substantially equal annual installments over four years on each anniversary of the grant date.
2017 Performance Share Awards
Under the Executive Incentive Plan, our named executive officers were granted Performance Shares that provided for shares of our common stock (with the ability to earn between zero and 200% of the target Performance Share level), based on our level of achievement against the goals established for the performance period.
The number of shares of our common stock that could be earned under the Performance Shares was dependent on our achievement of certain pre-established target levels for annual revenue growth as reported in the Company 10-K and annual growth in the number of contracted SaaS users for the one-year performance period commencing on January 1, 2017 and ending on December 31, 2017. After the completion of the performance period, 25% of the earned shares would vest thirty days following certification of performance by the compensation committee (the “2017 Performance Share Determination Date”), while the remaining earned shares would vest with respect to 25% of the earned shares on each of the first three anniversaries of the 2017 Performance Share Determination Date, subject to continuous employment of the named executive officer through each such date, for a total vesting period of four years from grant. Under the terms of the Executive Incentive Plan, the compensation committee has the right to reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors the compensation committee deems relevant to the assessment of individual or corporate performance for the performance period.

The following table sets forth the target number of shares of our common stock underlying each Performance Share that was granted to the named executive officers:

Executive Officer	Performance Share Grant at Target
Jonathan Corr, President & Chief Executive Officer	23,770
Matthew LaVay, EVP, CFO (beginning April 1, 2017)	4,226
Edgar Luce, EVP, CFO (until March 31, 2017)	—
Joseph Tyrrell, EVP, Corporate Strategy	5,811
Cathleen Schreiner Gates, EVP, Sales & Marketing	5,811
Peter Hirsch, EVP, Technology & Operations	5,811
In determining the target number of Performance Shares for the named executive officers above, the compensation committee considered, among other things, the Company’s strong business results and each named executive officer’s leadership, experience and the relative position of his target total direct compensation opportunity to industry peers.
The number of shares of our common stock underlying the Performance Shares awarded in 2017 will be issued on April 2, 2018 after the Performance Share Determination Date following the filing of our annual report on Form 10-K for the fiscal year ended December 31, 2017.
Below is the chart of the performance criteria and the potential number of shares of our common stock underlying the Performance Shares that could be earned and awarded as a percent of the target Performance Share amount.

	Performance Period Revenue Growth Rate
		12%	18%	23%	26%	29%	32%
Number of Contracted SaaS Users (at end of Performance Period)	≥ End of year 2016 + 7,000	50	70	80	100	125	150
	≥ End of year 2016 + 22,000	70	80	100	125	150	175
	≥ End of year 2016 + 30,500	80	90	125	150	175	190
	≥ End of year 2016 + 37,000	90	125	150	175	190	200
All achievement percentages greater than 50% were to be pro-rated between the numbers appearing on the above chart based on the Company’s revenue growth rate from 2016 to 2017.
On March 1, 2018, the 2017 Performance Share Determination Date, the compensation committee determined that our level of achievement of the performance goals was at 77% with revenue growth rate of approximately 16% and the increase in contracted SaaS users year-over-year of over 26,000. Accordingly, our named executive officers were awarded and issued the number of shares of common stock set forth in the table below on April 2, 2018, with 25% of the shares immediately vested and the remaining shares vesting with respect to 25% of the shares on each of the first three anniversaries of the 2017 Performance Share Determination Date, subject to continuous employment of the participant through such dates.

Executive Officer	Shares Earned
Jonathan Corr, President & Chief Executive Officer	18,302
Matthew LaVay, EVP, Chief Financial Officer (beginning April 1, 2017)	3,252
Edgar Luce, EVP, Chief Financial Officer (until March 31, 2017)	—
Joseph Tyrrell, EVP, Corporate Strategy	4,472
Cathleen Schreiner Gates, EVP, Sales & Marketing	4,472
Peter Hirsch, EVP, Technology & Operations	4,472
The compensation committee approved a similar program for Performance Shares for 2018, but has modified the performance metrics to align with the Company’s long-term business strategy. The performance metrics for 2018 are (i) increasing the number of residential mortgage loans closed by Encompass users on the Company’s platform and (ii) increasing the Company’s revenue per closed loan.
Perquisites
Except for negotiated relocation packages in connection with the hiring or promotion of new executive officers as well as the term life insurance policies discussed below, we generally do not provide our executive officers with any perquisites or personal benefits that are not provided to our employees generally.
Health and Welfare Benefits
We provide standard employee benefits to our full-time employees in the United States, including our named executive officers, which include health, disability, life insurance and a Section 401(k) plan as a means of attracting and retaining our employees. Additionally, the Company provides for a $1 million term life insurance policy for each named executive officer. Premiums for the term life insurance policies are paid by the individual, but reimbursed by the Company and are intended to provide liquid funds to the executive officer’s estate and or spouse for the purposes of exercising stock options in the event of his or her untimely death. Under the tax rules, our named executive officers are subject to ordinary income with respect to reimbursement of the term life insurance premiums. We do not believe these additional benefits are a significant element of our compensation program.
Post-Employment Compensation Arrangements
We have entered into written employment or change in control severance agreements, as applicable, with each of our named executive officers. Each of these agreements was approved by the compensation committee or, in certain instances, by our Board. These agreements set forth the rights and responsibilities of each party and protect both parties’ interests in the event of a termination of employment by providing the named executive officer with the opportunity to receive certain postemployment payments and benefits in the event of a termination of employment under certain circumstances, including, but not limited to, following a change of control of the Company.
We believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly-qualified executive officers. Our post-employment compensation arrangements are intended to keep executive officers working to achieve our goals despite a possible change of control and are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances that may or may not be linked to a change in control of the Company to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
In determining payment and benefit levels under the various circumstances triggering the post-employment compensation provisions in our agreements, the Committee has drawn a distinction between (i) terminations of employment by the Company for cause and voluntary terminations of employment without good reason and (ii) terminations of employment by the Company without cause or by the named executive officer with good reason. Severance benefits in the event of a termination by the Company without cause or by the named executive officer with good reason, including, but not limited to, following a change of control of the Company, have been deemed appropriate in light of the benefits to the Company described above, as well as the likelihood that the named executive officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either inadequate performance or a decision by the named executive officer to end his relationship with us.
As noted above, our agreements contain post-employment compensation arrangements in the event of a change of control of the Company. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. As such, we believe that these arrangements appropriately align the interests of management and stockholders when considering the long-term future for the Company.
All payments and benefits in the event of a change of control of the Company are payable only if there is a subsequent qualifying loss of employment by a named executive officer (commonly referred to as a “double-trigger” arrangement), except that the Performance Shares, as described below, earned based on actual performance vest in full upon the consummation of a change in control of the Company. In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change of control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.
Historically, we have avoided the use of excise tax payments (or “gross-ups”) relating to a change of control of the Company and have no such obligations in place with respect to any of our named executive officers. Consistent with our historical practice, we intend to continue to refrain from providing excise tax payments relating to a change of control of the Company.
For additional information on the potential payments to the named executive officers, please see below the sections captioned “Employment Agreements and Offer Letters” and “Potential Payments Upon Change in Control, Upon Termination Apart From a Change in Control and Upon Termination Following Change in Control.”
Tax Considerations
The compensation committee considers the potential future effects of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) on the compensation paid to our executive officers. Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. The exemption from the deduction limit under Section 162(m) of the Code for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our “covered employees” in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Compensation Committee will continue to monitor the applicability of Section 162(m) of the Code to its ongoing compensation arrangements. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the “performance-based compensation” exemption from the deduction limit, no assurance can be given that any compensation that may have been (or if granted under a binding written contract in place as of November 2, 2017 may be) intended to satisfy the requirements for exemption from Section 162(m) of the Code in fact will. In determining the form and amount of compensation for our named executive officers, the compensation committee may continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m). While the compensation committee considers the deductibility of awards as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

2017 Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers during the fiscal years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen-sation ($)(4)	All Other Compen-sation ($)(5)	Total ($)

Jonathan Corr	2017	$524,403	$—	$4,500,136	$—	$285,000	$13,899	$5,323,438
Chief Executive Officer	2016	410,000	266,500	3,200,024	—	410,000	8,910	4,295,434
	2015	375,000	365,625	1,289,541	621,208	375,000	8,950	3,035,324

Matthew LaVay (6)	2017	336,829	—	800,066	—	111,600	11,216	1,259,711
Executive Vice President,	2016	—	—	—	—	—	—	—
Chief Financial Officer	2015	—	—	—	—	—	—	—

Edgar Luce	2017	346,502	—	—	—	—	12,662	359,164
Executive Vice President,	2016	315,000	122,850	825,084	—	189,000	12,512	1,464,446
Chief Financial Officer	2015	280,000	168,000	540,916	260,574	168,000	11,150	1,428,640

Peter Hirsch	2017	419,058	—	1,100,139	—	138,600	12,431	1,670,228
Executive Vice President,	2016	325,000	105,300	825,084	—	162,500	12,152	1,430,036
Technology & Operations	2015	165,000	131,250	600,056	599,868	81,250	7,220	1,584,644

Cathleen Schreiner Gates	2017	422,020	—	1,100,139	—	184,800	16,592	1,723,551
Executive Vice President,	2016	320,000	166,400	825,084	—	256,000	3,258	1,570,742
Sales & Marketing	2015	272,083	220,000	552,171	266,622	220,000	10,515	1,541,391

Joseph Tyrrell	2017	423,501	—	1,100,139	—	184,800	14,244	1,722,684
Executive Vice President,	2016	320,000	166,400	825,084	—	256,000	8,695	1,576,179
Corporate Strategy	2015	272,500	220,000	552,171	266,622	220,000	27,131	1,558,424
____________________

(1)
Includes cash payout of accrued paid time off on December 31, 2017, consistent with the Company’s transition to a flexible time off policy for all employees, in the amount of $49,403, $26,829, $31,502, $34,058, $38,501, and $37,020 for Messrs. Corr, LaVay, Luce, Hirsch, Tyrrell and Ms. Schreiner Gates, respectively.

(2)
Our management bonus program for 2017 provided for payments of up to a maximum of 200% of our named executive officers’ target bonus amounts based upon performance. Amounts reported in the bonus column represent the amount of each bonus paid to our named executive officers that was discretionarily awarded above target under the management bonus program and, as discussed above, took into account achievement against certain individual performance goals. In 2017, no payout above target was provided to any named executive officer.

(3)
The amounts included in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of awards granted, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Notes 2 and 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

•
The table below sets forth the grant date fair value determined in accordance with ASC Topic 718 principles established each year for the performance-related component of these awards based upon the probable outcome and the maximum possible outcome of the performance-related component as of the grant date. See “Long-Term

Incentive Compensation” above for a more complete description of the Performance Shares and performance-based RSUs.

Name	Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)
Jonathan Corr	2017	$2,250,068	$4,500,136
Matthew LaVay	2017	400,033	800,066
Edgar Luce	2017	—	—
Peter Hirsch	2017	550,069	1,100,139
Cathleen Schreiner Gates	2017	550,069	1,100,139
Joseph Tyrrell	2017	550,069	1,100,139

(4)	For 2017, represents amounts paid under our management bonus program at 60% of our named executive officer’s target bonus.

(5)
Represents: (i) $8,100 in 401(k) matching contributions made to each of Messrs. Corr, LaVay, Luce, Hirsch, Tyrrell and Ms. Schreiner Gates; (ii) $420, $2,648, $2,200, $2,783, $765, and $1,565 for Messrs. Corr, LaVay, Luce, Hirsch, Tyrrell, and Ms. Schreiner Gates, respectively, for the purchase of executive life insurance; and (iii) $828, $468, $2,362, $1,548, $828, and $2,376 for Messrs. Corr, LaVay, Luce, Hirsch, Tyrrell, and Ms. Schreiner Gates, respectively for group term life insurance; and (iv) $4,551 for Messrs. Corr and Tyrrell, and Ms. Schreiner Gates, respectively, for the full cost of companion travel for our annual sales and services team event.

(6)	No compensation disclosure is included for 2015 and 2016 for Mr. LaVay because he became a named executive officer in 2017.

Grants of Plan-Based Awards in 2017 Table
The following table provides information regarding equity-grant awards and plan-based cash bonus awards to each of our named executive officers during the fiscal year ended December 31, 2017.

Name	Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
				Target	Maximum

Jonathan Corr	RSU	2/15/2017	$—	—	—	23,770	$94.66	$2,250,068
	Performance Share Program	2/15/2017	—	23,770	47,540	—	94.66	2,250,068
	Bonus		475,000	—	—	—	—	—

Matthew LaVay	RSU	2/15/2017	—	—	—	4,226	94.66	400,033
	Performance Share Program	2/15/2017	—	4,226	8,452	—	94.66	400,033
	Bonus		186,000	—	—	—	—	—

Edgar Luce	RSU	—	—	—	—	—	—	—
	Performance Share Program	—	—	—	—	—	—	—
	Bonus		—	—	—	—	—	—

Peter Hirsch	RSU	2/15/2017	—	—	—	5,811	94.66	550,069
	Performance Share Program	2/15/2017	—	5,811	11,622	—	94.66	550,069
	Bonus		231,000	—	—	—	—	—

Cathleen Schreiner Gates	RSU	2/15/2017	—	—	—	5,811	94.66	550,069
	Performance Share Program	2/15/2017	—	5,811	11,622	—	94.66	550,069
	Bonus		308,000	—	—	—	—	—

Joseph Tyrrell	RSU	2/15/2017	—	—	—	5,811	94.66	550,069
	Performance Share Program	2/15/2017	—	5,811	11,622	—	94.66	550,069
	Bonus		308,000	—	—	—	—	—
____________________

(1)
Represents the target management bonus amounts for 2017 for Messrs. Corr, LaVay, Hirsch, Schreiner Gates and Tyrrell, pursuant to the 2017 executive bonus plan. Actual amounts paid to our named executive officers are set forth in the section titled “2017 Summary Compensation Table.” There is no minimum or maximum threshold for management bonuses.

(2)
The stock award table above reports the Performance Shares granted to our named executive officers for fiscal 2017. Under the Program the number of shares of common stock that may be granted and issuable pursuant to the Performance

Shares will range from zero to the maximum amounts disclosed based on the Company’s achievement of certain financial and operational goals during the period from January 1, 2017 to December 31, 2017 related to both year-over-year revenue growth and growth in the number of contracted users of Encompass during the period.

(3)	The vesting of each stock award and option granted in 2017 is set forth in the “Outstanding Equity Awards at 2017 Fiscal Year-End Table” below.

(4)
Amounts represent the grant date fair value of stock options and stock awards granted, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Notes 2 and 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Outstanding Equity Awards at 2017 Fiscal Year-End Table
The following table presents certain information concerning outstanding equity awards held by each of our named executive officers on December 31, 2017, the last day of our fiscal year.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unex- ercised Options (#) Exer- cisable	Number of Securities Underlying Unex- ercised Options (#) Unex- ercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)(2)	Market Value of Shares, Units or Other Rights That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Jonathan	2/5/2014	374	1,084	$24.93	2/5/2024
Corr	2/11/2015	—	8,249	46.24	2/11/2025
	2/5/2014					3,250	290,550
	2/11/2015					6,972	623,297
	2/10/2016					20,074	1,794,616
	2/15/2017					23,770	2,125,038
	2/5/2014					6,175	552,045
	2/11/2015					13,944	1,246,594
	2/10/2016					40,146	3,589,052
	2/15/2017							18,302	1,636,199

Matthew	5/4/2012	8,750	—	15.57	5/4/2022
LaVay	5/3/2013	4,164	—	24.39	5/3/2023
	5/6/2014	3,767	439	25.30	5/6/2024
	11/17/2014	1,970	587	39.73	11/17/2024
	5/7/2015	829	456	61.46	5/7/2025
	5/6/2014					544	48,634
	11/20/2014					315	28,161
	5/7/2015					712	63,653
	5/5/2016					2,955	264,177
	2/15/2017					4,226	377,804
	2/15/2017							3,252	290,729

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unex- ercised Options (#) Exer- cisable	Number of Securities Underlying Unex- ercised Options (#) Unex- ercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)(2)	Market Value of Shares, Units or Other Rights That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Edgar	8/26/2010	1,110	—	8.85	8/26/2020
Luce	8/17/2011	8,465	—	5.02	8/17/2021
	2/5/2014	—	834	24.93	2/5/2024
	2/11/2015	1	3,461	46.24	2/11/2025
	2/5/2014					2,500	223,500
	2/11/2015					2,925	261,495
	2/10/2016					5,176	462,734
	2/5/2014					4,750	424,650
	2/11/2015					2,924	261,406
	2/10/2016					3,450	308,430

Peter	7/15/2015	10,539	6,905	72.06	7/15/2025
Hirsch	8/17/2015					3,635	324,969
	2/10/2016					5,176	462,734
	2/15/2017					5,811	519,503
	2/10/2016					10,350	925,290
	2/15/2017							4,472	399,797

Cathleen	2/27/2012	13,164	—	8.90	2/27/2022
Schreiner	5/6/2014	—	996	25.30	5/6/2024
Gates	3/23/2015	—	3,187	55.30	3/23/2025
	5/6/2014					1,236	110,498
	3/23/2015					2,412	215,633
	2/10/2016					5,176	462,734
	2/15/2017					5,811	519,503
	3/23/2015					5,164	461,662
	2/10/2016					10,350	925,290
	2/15/2017							4,472	399,797

Joseph	5/6/2014	2,230	1,594	25.30	5/6/2024
Tyrrell	3/23/3015	1,699	3,187	55.30	3/23/2025
	5/6/2014					1,977	176,744
	3/23/2015					2,412	215,633
	2/10/2016					5,176	462,734
	2/15/2017					5,811	519,503
	3/23/2015					5,164	461,662
	2/10/2016					10,350	925,290
	2/15/2017							4,472	399,797

__________________

(1)
These stock options were granted with a standard four-year vesting schedule; 25% of the total number of shares underlying the options will be vested on the one year anniversary of the grant date, and an additional 1/48th of the total number of shares shall be vested on the anniversary of each month thereafter, until all shares are vested on the fourth anniversary of the grant date.

(2)
This column represents the 2014 Performance Shares, 2015 Performance Shares, and 2016 Performance Shares. With respect to each of the 2014, 2015 and 2016 Performance Shares, the named executive officers satisfied the performance criteria for the applicable 12-month period, with 25% of the shares immediately vested upon award, and the remaining 75% vesting with respect to 25% of the shares on each of the first three anniversaries of the Performance Share Determination Date, subject to continuous employment of the participant through such dates.

(3)
This column represents the 2017 Performance Shares granted to our named executive officers. The named executive officers satisfied the performance criteria for calendar year 2017 at the 77% level with 25% of the shares will immediately vest on April 2, 2018 and the remaining 75% vesting in equal installments on each of the first three anniversaries of the Performance Share Determination Date, March 1, 2018, subject to continuous employment of the participant through such date. See “Long-Term Incentive Compensation” above in this Proxy Statement for a more complete description of these Performance Shares and the Program.

(4)	The dollar amounts shown are determined by multiplying the number of unvested or unearned shares or units by $89.40, the closing price of our common stock on the last trading day of fiscal 2017.
Option Exercises and Stock Vested in 2017 Table
The following table presents certain information regarding the vesting of stock awards previously granted and stock options exercised by our named executive officers during the year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jonathan Corr	27,572	$1,490,641	46,833	$4,527,278
Matthew LaVay	—	—	2,713	288,071
Edgar Luce	20,066	1,201,130	21,624	2,094,386
Peter Hirsch	—	—	6,994	655,168
Cathleen Schreiner Gates	32,151	2,018,432	11,608	1,147,438
Joseph Tyrrell	25,871	2,005,924	11,996	1,186,060
____________________

(1)	Amounts reported represent the difference between the exercise price of the option and the closing trading price of our common stock on the date of exercise.
Pension Benefits
We do not maintain any defined benefit pension plans.
Nonqualified Deferred Compensation
We do not maintain any nonqualified deferred compensation plans.

Employment Agreements and Offer Letters
Mr. Corr
In January 2015, we entered into an employment agreement with Mr. Corr that sets forth the terms and conditions of his employment as our president and CEO. The employment agreement provides for Mr. Corr to be paid an initial base salary of $375,000 in 2015, which amount was increased by our Board to $475,000 for 2017, and to be granted certain equity awards in 2015 in connection with his promotion to CEO. The employment agreement also provides for Mr. Corr to be eligible for a target bonus equal to 100% of his base salary and to participate in the same benefit plans as the other senior executive officers of the Company. In addition, the Company will reimburse Mr. Corr for reasonable travel, entertainment and other expenses incurred by Mr. Corr in furtherance of his duties to the Company, and the Company will continue to maintain a $1 million life insurance policy for his benefit as well as continue to provide premium payments for any other life insurance policies maintained by the Company for his benefit.
Under his employment agreement, if Mr. Corr’s employment is terminated without cause or he experiences a constructive termination of employment, as those terms are defined in the employment agreement, and he provides us a general release of claims within 60 days following such termination of employment, we must provide a severance payment equal 24 months of his base salary at the rate in effect immediately prior to his termination of employment, plus continued payments for health coverage under COBRA for no more than 24 months, plus, if the termination occurs on or prior to the second anniversary of a change in control of the Company, then the vesting of each equity award held by him will be fully accelerated and, to the extent applicable, such equity award will be exercisable for the duration of its original term. Mr. Corr’s right to severance payments is conditioned upon his compliance with his confidentiality and non-solicitation obligations to the Company and any breach of such obligations may result in the recovery by us of any severance payments made to Mr. Corr. If Mr. Corr dies or becomes permanently disabled, then the vesting of each stock option and other equity award will fully accelerate.
Mr. LaVay
In January 2017, the compensation committee determined that in connection with Mr. LaVay’s appointment as Chief Financial Officer, effective April 1, 2017, Mr. LaVay will receive a base salary of $310,000, will be eligible to receive a cash bonus with a target of 60% of his base salary and will also continue to receive equity awards to be granted at the discretion of the compensation committee.
Mr. Luce
In March 2017, we entered into an executive transition agreement with Mr. Luce in connection with Mr. Luce’s resignation as our executive vice president and chief financial officer effective as of March 31, 2017. The executive transition agreement provided that Mr. Luce served as an executive advisor to the Company for a term ended March 31, 2018. During the term of the agreement, Mr. Luce received a base salary of $315,000 but was not eligible for any bonus compensation and his equity awards continue to vest during such time. In the event Mr. Luce was terminated without cause (as defined in the agreement) by the Company during the term of the agreement, all his equity awards that would otherwise vest during the term would have vested immediately.
Mr. Tyrrell and Ms. Schreiner Gates
In March 2015, we entered into promotion letters with Mr. Tyrrell and Ms. Schreiner Gates in connection with their promotions to Executive Vice President of Corporate Strategy and Executive Vice President of Sales and Marketing, respectively, which provide that Mr. Tyrrell and Ms. Schreiner Gates each received an initial annual salary of $275,000, which amounts were increased by our Board to $385,000 for 2017, will be eligible to receive a cash bonus with a target of 80% of their base salaries, and received initial equity awards with a grant date fair value of $800,000, divided equally into stock options, RSU awards and Performance Shares under the 2015 Program.

Change-in-Control Severance Agreements
We have entered into change in control severance agreements with each of our executive officers. Mr. Corr’s employment agreement replaces and supersedes the change in control severance agreement entered into with him. Under the terms of the change in control severance agreements, the executive officer will be entitled to receive severance payments and benefits and accelerated vesting if his or her employment is terminated other than for cause or as the result of a constructive termination within 60 days prior to or 12 months following a change in control of the Company, in each case, within the meaning of the change in control severance agreements, and such executive officer provides us a general release of claims within 60 days following such termination. The severance benefits consist of a lump sum cash payment equal to 12 months’ base salary, as well as continued payment of group health continuation coverage premiums for the executive officer and his or her eligible dependents under COBRA beginning on the date of termination and ending on the earlier of (i) 12 months after the date when the employment termination is effective and (ii) the date upon which the executive officer or his or her eligible dependents become eligible for coverage under another plan. In addition, the vesting of each equity award held by the executive officer will be fully accelerated and, to the extent applicable, such equity award will be exercisable for the duration of its original term. The initial term of change in control severance agreements is three years, and thereafter the agreements automatically renew for successive one year terms unless the Company provides written notice of non-renewal to the executive officer at least 180 days prior to the expiration of the then-current term.
Potential Payments Upon Change in Control, Upon Termination Apart From a Change in Control and Upon Termination of Employment Following Change in Control
Potential Payments Upon a Change in Control
The following table shows the amount each of our named executive officers would receive upon a change in control, assuming such change in control occurred on December 31, 2017. The amounts below reflect potential payments pursuant to stock options, RSUs and Performance Shares granted under our Amended and Restated 1999 Stock Option and Incentive Plan (the “1999 Plan”), our 2009 Stock Option and Incentive Plan (the “2009 Plan”) and our 2011 Plan upon a change in control of the Company in which our outstanding options and stock awards are not assumed or substituted. In addition, in the event of a change in control of the Company that occurs during a Performance Share performance period, the performance period will be shortened to the last business day of the last completed fiscal quarter preceding the date of the change in control and each named executive officer employed by the Company immediately prior to such change in control is entitled to a payment based on the shortened performance period.

Name	Value of Accelerated Options if Not Assumed or Substituted ($)(1)	Value of Accelerated Stock Awards if Not Assumed or Substituted ($)(2)
Jonathan Corr	$425,912	$11,857,391
Matthew LaVay	70,037	1,073,158
Edgar Luce	203,145	1,942,215
Peter Hirsch	119,733	2,632,293
Cathleen Schreiner Gates	172,520	3,095,117
Joseph Tyrrell	210,852	3,161,363
____________________

(1)
The amounts reported were calculated based on the aggregate amount by which the fair value of our common stock subject to unvested equity awards exceeded the aggregate exercise price of the awards as of December 31, 2017, using $89.40 per share, the closing market price of our common stock as of as of December 31, 2017.

(2)
Includes RSUs and Performance Shares. For the 2017 Performance Shares, vesting is assumed to be accelerated based on the actual performance through the last business day immediately prior to a change in control of the Company, which would be December 31, 2017 assuming the change in control occurred on December 31, 2017. For purposes of the above table, the 2014 Performance Shares are calculated at the 190% achievement level, the 2015 Performance Shares are calculated at the 200% achievement level, the 2016 Performance Shares are calculated at 200% achievement level, the 2017 Performance Shares are calculated at the 77% achievement level, The amounts calculated are based on the aggregate number of shares of our common stock that would vest multiplied by $89.40 per share, the closing market price of our common stock as of December 31, 2017.

Potential Payments Upon Termination Apart From a Change in Control
The following table sets forth the estimated payments and benefits that would have accrued to Mr. Corr pursuant to his employment agreement if his employment had been involuntarily terminated by us without cause or if he had experienced a constructive termination on December 31, 2017, in the event such termination occurred prior to, or more than 24 months following, a change in control of the Company, pursuant to his employment agreement. Additional payments to Mr. Corr pursuant to his employment agreement for certain terminations of employment within 24 months after a change in control of the Company are addressed below under the section titled “Potential Payments upon Termination Following a Change in Control.” No other named executive officer was eligible for payments or benefits in the event of termination of employment during 2017. Under the Performance Share Program, in the case of a named executive officer’s termination of employment by the Company for other than cause, by reason of death or disability or by such named executive officer for good reason (each as defined in the Program) after the Performance Share Determination Date for a performance period but prior to settlement, the Performance Shares earned by the named executive officer which have not yet been settled will be issued to such named executive officer on the 30th day following the termination of employment. Since the Performance Share Determination Date of the Performance Shares had not yet occurred as of December 31, 2017, no amount would be payable.

Name of Executive Officer	Salary Continuation ($)	Value of Accelerated Equity Awards ($)	Value of Continued Health Care Coverage Premiums ($)(1)	Total ($)
Jonathan Corr	$950,000	$—	$46,014	$996,014
____________________

(1)
If Mr. Corr elects to receive continued healthcare coverage pursuant to the provisions of COBRA, he will be eligible for reimbursement or direct payment of COBRA coverage premiums for him and any dependents for up to a maximum of 24 months, respectively.  If Mr. Corr and/or his dependents become eligible for healthcare coverage under a subsequent employer’s plans, payment of health care coverage premiums will cease. The value of continued healthcare is based on benefit premiums for 2017.

In addition to the foregoing severance benefits, as discussed above, in March 2017, we entered into an executive transition agreement with Mr. Luce, pursuant to which all his equity awards that would otherwise vest during the term of his transition agreement, which ended on March 31, 2018, would have immediately vested if Mr. Luce were terminated without cause by the Company prior to March 31, 2018.
Potential Payments Upon Termination Following a Change in Control
The following table sets forth the estimated payments and benefits that would have accrued to Mr. Corr pursuant to his employment agreements and our other named executive officers pursuant to change in control severance agreements, each as described above under “Employment Agreement and Offer Letters,” if his employment had been terminated by us other than for cause or as a result of a constructive termination of employment within 24 months following a change in control of the Company consummating on December 31, 2017 for Mr. Corr and within 60 days prior to or 12 months following a change in control consummating on December 31, 2017 for the other named executive officers.

Name of Executive Officer	Salary Continuation ($)	Value of Accelerated Equity Awards ($)(1)	Value of Continued Health Care Coverage Premiums ($)(2)	Total ($)
Jonathan Corr	$950,000	$5,259,413	$46,014	$6,255,427
Matthew LaVay	310,000	852,466	22,645	1,185,111
Edgar Luce	315,000	1,150,874	17,876	1,483,750
Peter Hirsch	385,000	1,426,940	25,552	1,837,492
Cathleen Schreiner Gates	385,000	1,480,889	25,552	1,891,441
Joseph Tyrrell	385,000	1,585,467	25,552	1,996,019
____________________

(1)
The amounts reported were calculated based on (i) with respect to the stock options, the aggregate amount by which the fair market value of our common stock subject to the unvested stock options exceeded the aggregate exercise price of the stock options, and (ii) with respect to RSUs, the aggregate fair market value of our common stock subject to the unvested portion of such restrict stock unit awards, in each case as of December 31, 2017, using $89.40 per share, the closing market price of our common stock as of that date. This value does not include the Performance Shares which accelerate automatically upon a change in control of the Company, for the value of the Performance Shares, please see the table above under “Potential Payments Upon a Change in Control.”

(2)
If any named executive officer other than Mr. Corr elects to receive COBRA pursuant to provisions of their change of control severance agreements, each will be eligible for reimbursement or direct payment of COBRA premiums for himself or herself and dependents, for up to a maximum of 12 months. If Mr. Corr elects to receive continued healthcare coverage pursuant to the provisions of COBRA, he will be eligible for reimbursement or direct payment of COBRA coverage premiums for himself and any dependents for 24 months. If Mr. Corr and/or his dependents become eligible for healthcare coverage under a subsequent employer’s plans, payment of health care coverage premiums will cease. The value of continued healthcare is based on benefit premiums for 2017.

Proprietary Information and Inventions Agreements
Each of our named executive officers has entered into a standard form agreement with respect to proprietary information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

Pay Ratio
Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO (“CEO Pay Ratio”). To identify our median employee, we used the following methodology:

•	To determine our total population of employees, we included all part time and full-time employees as of December 31, 2017.

•
To identify our median employee from our employee population, we calculated the employee’s 2017 base pay, bonuses earned by the employee in 2017 (paid in the first quarter of 2018), the actual value of matching contributions under our 401(k) plan, any relocation expenses paid in 2017 and the value of equity awards granted in 2017 using the same methodology we use for estimating the value of the equity awards granted to our named executive officers and reported in our Summary Compensation Table.

•	In making this determination, we annualized the base bay of employees who were employed by us for less than the entire fiscal year.

For 2017, the median of the annual total compensation of our employees was $153,634 and the annual total compensation of our CEO, as reported in the 2017 Summary Compensation Table included in this Proxy Statement, was $5,323,438. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 35 to 1.
The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
Neither the compensation committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Ellie Mae under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Carl Buccellato, Chairman
Craig Davis
Marina Levinson

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Ellie Mae under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of the Board. The audit committee’s functions are more fully described in its charter, which is available on our website at http://www.elliemae.com/about/investor-relations/corporate-governance/. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management our audited consolidated financial statements as of and for the year ended December 31, 2017.
The audit committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed under Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding “Communications with Audit Committees.” In addition, the audit committee discussed with Grant Thornton LLP their independence, and received from Grant Thornton LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with Grant Thornton LLP, with and without management present, the scope and results of Grant Thornton LLP’s audit of such financial statements.
Based on these reviews and discussions, the audit committee has recommended to the Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. The audit committee also has engaged Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and is seeking ratification of such selection by the stockholders.

Audit Committee
Robert J. Levin, Chairman
Karen Blasing
A. Barr Dolan

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We describe below transactions and series of similar transactions, during our last fiscal year or currently proposed, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.
We entered into change of control agreements with certain of our executive officers that, among other things, provide for certain severance and change of control benefits. For a description of these agreements, see “Compensation Discussion and Analysis—Post-Employment Compensation Arrangements.”
We have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of the Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. Under the indemnification agreements, indemnification will only be provided in situations where the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interest, and, with respect to any criminal action or proceeding, to situations where they had no reasonable cause to believe the conduct was unlawful. In the case of an action or proceeding by or in the right of the Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification.
Other than as described above under this section “Certain Relationships and Related Transactions,” since the beginning of last year, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s length dealings with unrelated third parties.
Policies and Procedures for Related Party Transactions
The Board has adopted a written policy to set forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. The audit committee is responsible for reviewing and either approving or rejecting such proposed transactions, agreements or relationships and, in doing so, will consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to, the risks, costs and benefits to us, the terms of the agreement, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. No director may participate in the approval of a related party transaction for which he or she is a related party. We adopted a written Code of Business Conduct and Ethics which requires that directors, officers and employees make appropriate disclosure of potential conflicts of interest situations to their supervisor or our general counsel, as appropriate.
A copy of the Code of Business Conduct and Ethics is available to security holders on the Company’s website at http://www.elliemae.com/about/investor-relations/corporate-governance/.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the 2018 Annual Meeting. If any other matters are properly brought before the 2018 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
ANNUAL REPORTS
The 2017 Annual Report to Stockholders, including our 2017 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that request to receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our 2017 Annual Report to Stockholders at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our 2017 Annual Report to Stockholders may also be directed to the Secretary, at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by an Ellie Mae stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Secretary, Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.

By Order of the Board of Directors

Brian Brown
Executive Vice President, General Counsel and Secretary
April 4, 2018

Appendix A – Reconciliation of GAAP and Non-GAAP Financial Measures
Use of Non-GAAP Financial Measures
Ellie Mae provides investors with the non-GAAP financial measures of adjusted net income, adjusted EBITDA, adjusted gross profit, and free cash flow in addition to the traditional GAAP operating performance measure of net income as part of its overall assessment of its performance. Adjusted net income consists of net income plus stock-based compensation expense, amortization of intangible assets, acquisition-related costs, and the non-GAAP income tax adjustments. EBITDA consists of net income plus depreciation and amortization, amortization of intangible assets, and income tax provision, less other income, net. Adjusted EBITDA consists of EBITDA plus stock-based compensation expense. Adjusted gross profit consists of gross profit plus stock-based compensation and amortization of intangible assets that are included in cost of revenues. Free cash flow consists of net cash provided by operating activities less acquisition of property and equipment and internal-use software. Ellie Mae uses adjusted net income, adjusted EBITDA, and adjusted gross profit as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age and depreciable lives of fixed assets, amortization of intangible assets, acquisition-related costs, and changes in interest expense and interest income that are influenced by capital market conditions. The Company also believes it is useful to exclude stock-based compensation expense from adjusted net income, adjusted EBITDA, and adjusted gross profit because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the Company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. The non-GAAP income tax adjustments are calculated based on the annual non-GAAP effective tax rate, which quantifies the tax effects of the non-GAAP adjustments and reverses the one-time measurement of the tax impact from the enactment of the Tax Cuts and Jobs Act, and the excess tax benefits from the adoption of ASU 2016-09 for GAAP purposes. These non-GAAP financial measures are not measurements of the Company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income, operating income, gross profit, operating cash flow or other financial measures calculated in accordance with GAAP. The Company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income, EBITDA, adjusted EBITDA, adjusted gross profit, and free cash flow differently than the Company does, further limiting their usefulness as comparative measures. A reconciliation of net income to adjusted net income, EBITDA and adjusted EBITDA, gross profit to adjusted gross profit, and operating cash flow to free cash flow is included in the tables below.

Note Regarding Employee Share-Based Payment Accounting Standard
Ellie Mae adopted an accounting standard issued in 2016 whereby excess tax benefit generated upon the settlement or exercise of stock awards are no longer recognized as additional paid-in capital but are instead recognized as an income tax benefit. The adoption was effective January 1, 2017, and the Company recognized a benefit to GAAP net income of $15.9 million for the year ended December 31, 2017. This also had the accounting effect of increasing net cash provided by operating activities by $10.2 million and a corresponding $10.2 million decrease in net cash provided by financing activities for the full year ended December 31, 2016.

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Year Ended December 31,
	2017	2016
Net income	$52,850	$37,776
Depreciation and amortization	36,482	20,460
Amortization of intangible assets	9,515	5,521
Other income, net	(3,256)	(989)
Income tax provision (benefit)	(7,456)	18,830
EBITDA	88,135	81,598

Stock-based compensation expense	34,467	31,471
Adjusted EBITDA	$122,602	$113,069

Gross profit	$256,132	$240,140
Stock-based compensation expense(1)	6,786	4,835
Amortization of intangible assets(1)	7,739	4,255
Adjusted gross profit	$270,657	$249,230

Net income	$52,850	$37,776
Stock-based compensation expense	34,467	31,471
Amortization of intangible assets	9,515	5,521
Acquisition-related costs(2)	1,282	—
Non-GAAP income tax adjustments(3)	(39,254)	(14,195)
Adjusted net income	$58,860	$60,573

Shares used to compute adjusted net income per share
Basic	34,056,962	31,179,857
Diluted	35,805,524	32,799,785

Adjusted net income per share
Basic	$1.73	$1.94
Diluted	$1.64	$1.85

Ellie Mae, Inc.
NON-GAAP RECONCILIATION - (continued)
(UNAUDITED)
(in thousands)

	Year Ended December 31,
	2017	2016
Net cash provided by operating activities(4)	$116,221	$112,899
Acquisition of property and equipment and internal-use software	(87,869)	(60,288)
Free cash flow	$28,352	$52,611

(1) Amount represents the cost of revenues portion of stock-based compensation expense and amortization of intangible assets.

(2) Acquisition-related costs include third-party transaction costs incurred for legal and other professional services in relation to our recent acquisition. These costs are non-recurring and are not related to the on-going operating results in the period.

(3) For the years ended December 31, 2017 and 2016, the non-GAAP effective tax rates are 35.1% and 35.3%, respectively. The non-GAAP income tax adjustments are calculated based on the annual non-GAAP effective tax rate, which quantifies the tax effects of the non-GAAP adjustments and reverses the one-time measurement of the tax impact from the enactment of the Tax Cuts and Jobs Act, and the excess tax benefits from the adoption of ASU 2016-09 for GAAP purposes.

(4) As a result of the Company’s adoption of ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”) in the first quarter of 2017, the Company has retrospectively applied the standard to its condensed consolidated statements of cash flows in which the Company no longer classifies the excess tax benefits from employee stock plans as a reduction from operating cash flows. This resulted in a $10.2 million increase in net cash provided by operating activities and a corresponding $10.2 million decrease in net cash provided by financing activities for the full year ended December 31, 2016, from previously reported amounts.

Appendix B
PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

The proposed amendment to the Company’s Certificate of Incorporation would revise Article V(A)(2) ARTICLE FOURTH thereof as shown below (new language is indicated by bolded underlined text, and deletions are indicated by strikethroughs).

(2) Subject to the rights of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the directors shall be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible, and each such director shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election, with the members of each class to hold office until their successors have been elected and qualified. ~~The Board of Director is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III. At the first annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation (the “Qualifying Record Date”), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting~~. Notwithstanding the foregoing, effective as of the annual meeting of stockholders to be held in 2019 (the “2019 Annual Meeting”), and at each annual meeting of stockholders thereafter, subject to the rights granted to holders of any series of Preferred Stock to elect additional directors under specified circumstances, each director elected at and after the 2019 Annual Meeting shall be elected for a term expiring at the next succeeding annual meeting of stockholders and until such director’s successor shall have been elected and qualified; provided, however, that any director who prior to the 2019 Annual Meeting was elected to a term that continues beyond the date of the 2019 Annual Meeting (such term, a “Classified Term”), shall continue to serve as a director for the remainder of his or her elected Classified Term or until his or her death, resignation, disqualification or removal (each such director, including any director appointed to fill a vacancy caused by the death, resignation, disqualification, removal or other cause of such director, a “Continuing Classified Director”; provided that any such director shall cease to be a Continuing Classified Director upon the expiration of the Classified Term to which he or she was most recently elected or appointed). As a result, effective as of the annual meeting of stockholders in 2021, the Board will no longer be classified under Section 141(d) of the General Corporation Law of the State of Delaware and directors shall no longer be divided into classes. Any director that is not a Continuing Classified Director may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the Voting Stock, voting together as a single class.

Notwithstanding the foregoing provisions of this Article V(A), each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

PROPOSED AMENDMENT TO THE COMPANY’S BYLAWS TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

The proposed amendment to the Company’s Bylaws would revise Section 3.3 thereof as shown below (new language is indicated by bolded underlined text, and deletions are indicated by strikethroughs).

3.3    ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS. Except as provided in Section 3.4 of these Bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws. Notwithstanding anything to the contrary in these Bylaws, the number of Non-Citizens (as defined in Article X below) who can hold office shall at no time exceed the limitations provided under Act (as defined in Article X below) (which, as of the effective time of these Bylaws and for informational purposes only, is one-third (1/3) of the total number of members then holding office). The Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors.

A~~s provided in the Certificate of Incorporation, the directors of the Corporation shall be divided into three (3) classes.~~

B-1

ELLIE MAE, INC.
4420 ROSEWOOD DRIVE
PLEASANTON, CA 94588

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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E40951-P00708 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ELLIE MAE, INC.

	For All	Withhold All	For All Except
1. To elect three Class I directors to hold office until the 2021 annual meeting of stockholders or until their successors are elected.	☐	☐	☐

Nominees:

01) Sigmund Anderman
02) Craig Davis
03) Rajat Taneja

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote for every ONE YEAR regarding the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote AGAINST the following proposal:

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

I-580
Rosewood Drive
4420 Rosewood Drive
Santa Rita Rd.
N
W
E
S

- Take Interstate 580 (West from Castro Valley, East from Livermore).
- Exit at Santa Rita/Tassaraja.
- Turn to Santa Rita (Pleasanton).
- Proceed to 4420 Rosewood Drive and follow the signage for the meeting.

E40952-P00708

ELLIE MAE, INC.
4420 Rosewood Drive
Pleasanton, CA 94588
Annual Meeting of Stockholders
May 18, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Jonathan Corr and Mathew LaVay, or either of them, as proxies, each having full power of substitution, to vote all of the shares of common stock of ELLIE MAE, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on May 18, 2018, at 10:00 AM local time, at 4420 Rosewood Drive, Pleasanton, CA 94588, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in its/their discretion upon such other matters as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Our Board of Directors recommends that you vote FOR the election of directors named in Proposal No. 1 of the Proxy Statement, FOR the ratification of Grant Thornton LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement, FOR the approval, on an advisory basis, of the compensation of our named executive officers as described in Proposal No. 3 of the Proxy Statement, for the approval, on a non-binding advisory basis, of a frequency of every ONE YEAR for future advisory votes to approve executive compensation as described in Proposal No. 4 of the Proxy Statement, and FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation and Bylaws as described in Proposal No. 5 of the Proxy Statement.

Continued and to be signed on reverse side